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As filed with the Securities and Exchange Commission on May 2, 2018

Registration No. 333-224038

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-10 and FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Form F-10	Form F-4
Yamana Gold Inc. (FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)	(FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

(Exact Name of Registrant as Specified in its Charter)

Canada (Province or other jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Royal Bank Plaza, North Tower
200 Bay Street, Suite 2200
Toronto, Ontario
Canada M5J 2J3
(416) 815-0220
(Address, including postal code, and telephone number, including area code, of Registrant's principal executive offices)

Meridian Gold Company
4635 Longley Lane
Unit 110-4A
Reno, Nevada 89502
(775) 850-3700
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Sofia Tsakos Yamana Gold Inc. 200 Bay Street Suite 2200 Toronto, Ontario Canada M5J 2J3 (416) 815-0220	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Andrea FitzGerald Cassels Brock & Blackwell LLP 40 King Street West Suite 2100 Toronto, Ontario Canada M5H 3C2 (416) 869-5300

Approximate date of commencement of proposed sale of the securities to the public:
as soon as practicable after this registration statement becomes effective.

Form F-10
Province of Ontario, Canada (Principal Jurisdiction Regulating this Form F-10 Offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below):
1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.	☐

Pursuant to Rule 467(b) on (            ) at (            ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

3.	☒

Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

Form F-4

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Form F-4*

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Mineracao Maraca Industria e Comercio S.A.	N/A	Brazil
Jacobina Mineracao e Comercio Ltda.	N/A	Brazil
Minera Meridian Limitada	N/A	Chile
Yamana Chile Rentista de Capitales Mobiliarios Limitada	N/A	Chile
Minera Florida Limitada	N/A	Chile
Yamana Argentina Holdings B.V.	N/A	Netherlands
Yamana Malartic Canada Inc.	N/A	Ontario, Canada

*
The preliminary filing of this registration statement appeared on each co-registrant's EDGAR profile as a Form F-10. This final version of the registration statement correctly appears on each co-registrant's EDGAR profile as a Form F-4/A.

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: c/o Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220.

        Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Meridian Gold Company, 4635 Longley Lane, Unit 110-4A, Reno, Nevada 89502, (775) 850-3700.

 PART 1

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

SHORT FORM PROSPECTUS

New Issue

Yamana Gold Inc.

Offer to exchange all outstanding 4.625% Senior Notes due 2027 and related guarantees issued on December 4, 2017 for up to $300,000,000 aggregate principal amount of registered 4.625% Senior Notes due 2027 and related guarantees

The Initial Notes:

$300,000,000 aggregate principal amount of 4.625% Senior Notes due 2027 (the "Initial Notes") were originally issued by Yamana Gold Inc. ("Yamana" or the "Company") on December 4, 2017 in a transaction that was exempt from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), and resold to qualified institutional buyers in reliance on Rule 144A and non-U.S. persons outside the United States in reliance on Regulation S.

The New Notes:

The terms of the new 2027 notes (the "New Notes") are substantially identical to the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear different CUSIP numbers from the Initial Notes and will not entitle their holders to registration rights. The New Notes will evidence the same continuing indebtedness as the Initial Notes. We refer to the Initial Notes and the New Notes together as the "Notes".

All dollar amounts in this prospectus are in United States dollars, unless otherwise indicated. See "Exchange Rate Information".

See "Risk Factors" beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in the New Notes.

Exchange Offer:

Our offer to exchange Initial Notes for New Notes will be open until 5:00 p.m., New York City time, on June 4, 2018, unless we extend the offer.

New Notes will be issued in exchange for an equal aggregate principal amount of outstanding Initial Notes validly tendered and accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept the Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See "Exchange Offer—Terms of the Exchange Offer—Conditions."

There is no market through which these securities may be sold and holders may not be able to resell securities purchased under the short form prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See "Risk Factors".

Yamana is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different than those of the United States. Prospective investors in the Notes should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of United States companies.

Owning and disposing the Notes may subject you to tax consequences in the United States and Canada. You should read the tax discussion in this prospectus. This prospectus may not describe the tax consequences of a holder's particular situation. We urge holders to consult their own tax advisors regarding the application of tax laws to their particular situation.

We are a corporation existing under the laws of Canada. Our head office is located at 200 Bay Street, Royal Bank Plaza, North Tower, Suite 2200, Toronto, Ontario M5J 2J3 and our registered office is located at 2100 Scotia

Plaza, 40 King Street West, Toronto, Ontario M5H 3C2. A majority of our assets are located outside of the United States. In addition most of our directors and officers named in this prospectus and the documents incorporated by reference herein are resident outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR ANY STATE SECURITIES COMMISSION NOR ANY OTHER SECURITIES REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No proceeds will be raised pursuant to this exchange offer and all expenses in connection with the preparation and filing of this prospectus will be paid by Yamana from its general corporate funds.

No underwriter is being used in connection with this exchange offer or has been involved in the preparation of this prospectus or has performed any review of the contents of this prospectus.

The earnings coverage ratios in respect of Yamana's indebtedness for the 12-month periods ended December 31, 2017 and March 31, 2018 are less than one-to-one. See "Earnings Coverage."

Prospective investors should be aware that, during the period of the exchange offer, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of Notes to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where those Initial Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale. See "Plan of Distribution."

This prospectus incorporates by reference documents that contain important business and financial information about us that is not included in or delivered with this prospectus. These documents are available without charge to security holders upon written or oral request to the Senior Vice President, General Counsel and Corporate Secretary of Yamana at Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220 and are also available electronically on SEDAR (as defined below) at www.sedar.com and on EDGAR (as defined below) at www.sec.gov. To obtain timely delivery, holders of the Initial Notes must request these documents no later than five business days before the expiration date. Unless extended, the expiration date is June 4, 2018.

The date of this prospectus is May 2, 2018.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

        We are responsible for the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the respective date of the document in which such document appears.

        The New Notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

        Yamana presents its financial statements in U.S. dollars and such financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"). Unless otherwise indicated, any other financial information included or incorporated by reference in this prospectus has been prepared in accordance with IFRS. IFRS differs in certain material respects from United States generally accepted accounting principles ("U.S. GAAP"). As a result, certain financial information included or incorporated by reference in this prospectus may not be comparable to financial information prepared by other United States companies. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

        References to "$" in this prospectus are to U.S. dollars and references to "C$" in this prospectus are to Canadian dollars unless otherwise indicated. See "Exchange Rate Information".

        In this prospectus, "we", "us" and "our" refer to Yamana and its subsidiaries.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada and filed with or furnished to the Commission are specifically incorporated by reference in this prospectus:

  (a)
  The annual information form of Yamana, dated as of March 28, 2018, for the year ended December 31, 2017 (the "Yamana AIF").

  (b)
  The management's discussion and analysis of operations and financial condition of Yamana for the year ended December 31, 2017 ("Management's Discussion and Analysis").

  (c)
  The audited annual financial statements of Yamana as at and for the years ended December 31, 2017 and 2016.

  (d)
  The management information circular of Yamana dated March 27, 2018, in connection with the annual meeting of Yamana's shareholders to be held on May 3, 2018.

  (e)
  The unaudited condensed interim consolidated financial statements of Yamana as at and for the three months ended March 31, 2018 and 2017.

  (f)
  The Management's Discussion and Analysis of Yamana as at and for the three months ended March 31, 2018 and 2017.

        Any annual information form, annual financial statements (including the auditors' report thereon), interim financial statements, Management's Discussion and Analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto that we file with any securities commission or similar regulatory authority in Canada after the date of this prospectus and prior to the termination of the offering of the New Notes will be incorporated by reference in this prospectus and will automatically update and supersede information included or incorporated by reference in this prospectus. In addition, all documents we file with or furnish to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the New Notes to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and the registration statement of which the prospectus forms a part from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained herein or in any subsequently filed or furnished document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 WHERE YOU CAN FIND MORE INFORMATION

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request to the Senior Vice President, General Counsel and Corporate Secretary of Yamana at Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220, copies of the documents incorporated by reference in this prospectus. Except as otherwise indicated in this prospectus, we do not incorporate by reference into this prospectus any of the information on, or accessible through, our website or any of the websites listed below.

        We file certain reports with, and furnish other information to, the Commission and the provincial securities regulatory authorities of Canada. Yamana's Commission file number is 1-31880. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the Canadian securities regulatory authorities, which requirements are different from those of the United States. As a foreign private issuer, Yamana is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Yamana's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the Commission are available, and our reports and other information filed or furnished in the future with or to the Commission will be available, from the Commission's Electronic Document Gathering and Retrieval System (www.sec.gov), which is commonly known by the acronym "EDGAR", as well as from commercial document retrieval services. You may also read (and by paying a fee, copy) any document we file with or furnish to the Commission at the Commission's public reference room in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Please call the Commission at 1-800-SEC-0330 for more information on the public reference room. Our Canadian filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

        We have filed with the Commission under the Securities Act a registration statement on Form F-10/F-4 relating to the securities being offered hereunder and of which this prospectus forms a part. This prospectus does not contain all the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this prospectus but contained in the registration statement will be available on the Commission's website at www.sec.gov.

MARKET AND INDUSTRY DATA

        Our statements with respect to our position in our markets and our market share are based on revenues and reflect our belief based on industry data and our knowledge of our markets. Certain industry data and other statistical information included or incorporated by reference in this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data included or incorporated by reference in this prospectus is also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward looking information" under applicable Canadian Securities legislation. Except for statements of historical fact relating to us, information included and incorporated by reference herein constitutes forward-looking statements, including, but not limited to, any information as to our strategy, plans or future financial or operating performance. Forward-looking statements are characterized by words such as "plan," "expect," "budget," "target," "project," "intend," "believe," "anticipate," "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made, and are inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those projected in the forward-looking statements.

        These factors include our expectations in connection with the impact of general domestic and foreign business, economic and political conditions, global liquidity and credit availability on the timing of cash flows and the values of assets and liabilities based on projected future conditions, fluctuating metal prices (such as gold, copper, silver and zinc), currency exchange rates (such as the Brazilian real, the Chilean peso, the Argentine peso and the Canadian dollar versus the U.S. dollar), interest rates, possible variations in ore grade or recovery rates, changes in our hedging program, changes in accounting policies, changes in Mineral Resources (as defined herein) and Mineral Reserves (as defined herein), risks related to acquisitions and/or dispositions, changes in project parameters as plans continue to be refined, changes in project development, construction, production and commissioning time frames, risks related to joint venture operations, the possibility of project cost overruns or unanticipated costs and expenses, potential impairment charges, higher prices for fuel, steel, power, labor and other consumables contributing to higher costs and general risks of the mining industry, including but not limited to, failure of plant, equipment or processes to operate as anticipated, unexpected changes in mine life, final pricing for concentrate sales, unanticipated results of future studies, seasonality and unanticipated weather changes, costs and timing of the development of new deposits, success of exploration activities, permitting timelines, environmental and government regulation and the risk of government expropriation or nationalization of mining operations, risks related to relying on local advisors and consultants in foreign jurisdictions, environmental risks, unanticipated reclamation expenses, title disputes or claims, limitations on insurance coverage and timing and possible outcome of pending and outstanding litigation and labor disputes, risks related to enforcing legal rights in foreign jurisdictions, vulnerability of information systems, as well as those risk factors discussed or referred to herein and in our annual Management's Discussion and Analysis and the Yamana AIF incorporated by reference herein.

        Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. Forward-looking statements may prove to be inaccurate, as actual results and future events could differ materially from those anticipated in such statements. We undertake no obligation to update forward-looking statements if circumstances or management's estimates, assumptions or opinions should change, except as required by applicable law.

        The reader is cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included and or incorporated by reference herein are presented for the purpose of assisting investors in understanding our expected financial and operational performance and results as at and for the periods ended on the dates presented in our plans and objectives and may not be appropriate for other purposes.

        We caution you that the above list of cautionary statements is not exhaustive. These and other factors could cause actual results to differ materially from our expectations expressed in the forward-looking statements included and incorporated by reference in this prospectus, and further details and descriptions of these and other factors are disclosed in this prospectus, including under the section "Risk Factors". Each of these forward looking statements speaks only as of the date such statements were made.

NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL
RESOURCE ESTIMATES

        Mineral Resource (each as defined herein) classification terms in accordance with reporting standards in Canada, and unless otherwise indicated, the Mineral Reserve and Mineral Resource estimates included and incorporated by reference in this prospectus are prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates included and incorporated by reference in this prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the mineral reserve disclosure requirements of the Commission set forth in Industry Guide 7 under the Securities Act ("Industry Guide 7"). Consequently, information regarding mineralization included and incorporated by reference in this prospectus is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the Commission.

        In particular, Industry Guide 7 applies different standards in order to classify mineralization as a reserve. As a result, the definitions of proven and probable reserves used in NI 43-101 differ from the definitions used in Industry Guide 7. Under Commission standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or the issuance must be imminent in order to classify mineralized material as reserves under the Commission's standards. Accordingly, Mineral Reserve estimates included and incorporated by reference in this prospectus may not qualify as "reserves" under Commission standards.

v

        In addition, this prospectus and the documents incorporated by reference in this prospectus use the terms "Mineral Resource," "Measured Mineral Resources," "Indicated Mineral Resources" and "Inferred Mineral Resources" to comply with the reporting standards in Canada. The Commission does not recognize mineral resources and U.S. companies are generally not permitted to disclose mineral resources of any category in documents they file with the Commission. Investors are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves as defined in NI 43-101 or Industry Guide 7. Further, "Inferred Resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of an inferred resource exists. It cannot be assumed that all or any part of "Measured Mineral Resources," "Indicated Mineral Resources," or "Inferred Mineral Resources" will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported "Measured Mineral Resources," "Indicated Mineral Resources," or "Inferred Mineral Resources" included and incorporated by reference in this prospectus is economically or legally mineable. For the above reasons, information included and incorporated by reference in this prospectus containing descriptions of our Mineral Reserve and Mineral Resource estimates is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the Commission.

NON-GAAP FINANCIAL MEASURES

        This prospectus includes and incorporates by reference certain non-GAAP financial measures, to supplement our consolidated financial statements, which are presented in accordance with IFRS, including the following:

  •
  cash costs per ounce of gold produced, per ounce of silver produced and per pound of copper produced on a co-product and by-product basis;

  •
  all-in sustaining costs per ounce of gold produced, per ounce of silver produced and per pound of copper produced on a co-product and by-product basis;

  •
  adjusted earnings or loss, and earnings or loss per share, from continuing operations;

  •
  adjusted operating cash flows;

  •
  net free cash flow;

  •
  net debt; and

  •
  average realized price per ounce of gold sold, per ounce of silver sold and per pound of copper sold.

        We believe that these measures, together with measures determined in accordance with IFRS, provide investors with an improved ability to evaluate our underlying performance. Non-GAAP measures do not have any standardized meaning prescribed under IFRS, and therefore they may not be comparable to similar measures employed by other companies. Such measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. Please refer to our Management's Discussion and Analysis, incorporated by reference into this prospectus, for a description of such non-GAAP measures and a reconciliation of such non-GAAP measures to their most directly comparable measures reported under IFRS.

EXCHANGE RATE INFORMATION

        The average daily exchange rate on May 1, 2018, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was $1.00 equals C$1.2867.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a corporation continued and existing under the laws of Canada, and all of our guarantors are organized under the laws of various jurisdictions outside the United States. Certain of our directors and officers, as well as certain of the experts named in this prospectus, are residents of jurisdictions other than the United States, and a substantial portion of our and their respective assets are located outside the United States. We and the guarantors have agreed, in accordance with the terms of the indenture under which the New Notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the New Notes brought in any federal or state court located in the Borough of Manhattan, in the City of New York, by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the New Notes to effect service within the United States upon directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon civil liability under U.S. federal or state securities laws or other laws of the United States. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws. Additionally, there is doubt as to the enforceability in each guarantor's jurisdiction of organization (other than Canada) against us, the guarantors or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal or state securities laws.

        In addition to the foregoing, it may not be possible for shareholders to effect service of process against the Corporation's directors and officers who are not resident in Canada or the United States. In the event a judgement is obtained in a Canadian court against one or more foreign resident directors or officers for violations of Canadian securities laws, it may not be possible to enforce such judgment and it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims in original actions instituted in Brazil, Chile or Argentina. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even in the event a foreign court agrees to hear a claim, it may be determined that the local law, and not the Canadian law, is applicable to the claim, or, alternatively, if Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process and certain matters or procedure will be governed by foreign law.

PROSPECTUS SUMMARY

        The following is a summary of some of the information included or incorporated by reference in this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should carefully read the entire prospectus and the documents incorporated by reference herein, including the risk factors beginning on page 6.

Company Overview

        We are a Canadian-based gold producer with significant gold production, gold development stage properties, exploration properties, and land positions throughout the Americas. Our portfolio includes six operating gold mines, one development stage project currently under construction and various advanced and near development stage projects and exploration properties in Canada, Brazil, Chile, and Argentina.

        Production from our mines (including our 50% interest in Canadian Malartic (as defined below)) for the year ended December 31, 2017 was 977,316 ounces of gold, 5,004,761 ounces of silver and 127.3 million pounds of copper at a total cost of sales per gold ounce, silver ounce and copper pound sold of $1,023, $13.63 and $1.73, respectively, and all-in sustaining co-product cost ("AISC") per gold ounce, silver ounce and Chapada copper pound produced of $916, $13.48 and $1.74, respectively. These results exclude production attributable to Brio Gold Inc. ("Brio Gold").

        As of December 31, 2017, we had proven and probable Mineral Reserves totaling approximately 13 million ounces of gold, 67.9 million ounces of silver, 3.6 billion pounds of copper and 114 million pounds of zinc, including our 50% interest in Canadian Malartic, and exclusive of Mineral Reserves attributable to (i) Brio Gold and (ii) our Agua Rica Project in Argentina ("Agua Rica"). For the year ended December 31, 2017, we generated revenue of $1,803.8 million.

        Our common shares are listed on the Toronto Stock Exchange under the symbol "YRI" and the New York Stock Exchange under the symbol "AUY." As of May 1, 2018, we had a market capitalization of approximately C$3.48 billion. As of December 31, 2017, we had $129.6 million in cash and cash equivalents (excluding Brio Gold), $970 million of available credit and $1.79 billion of total debt (excluding Brio Gold).

        The principal executive office of each of the registrants is c/o Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220.

Summary of Terms of the Exchange Offer

        We are offering to exchange $300,000,000 aggregate principal amount of Initial Notes for a like aggregate principal amount of our New Notes, evidencing the same continuing indebtedness as the Initial Notes. In order to exchange your Initial Notes, you must properly tender them and we must accept your tender. We will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn.

Exchange Offer:	We will exchange your Initial Notes for a like aggregate principal amount of our New Notes.
Expiration Date:

The "expiration date" for the exchange offer is 5:00 p.m., New York City time, on June 4, 2018, unless we extend it, in which case "expiration date" means the latest date and time to which the exchange offer is extended.

Interest on the New Notes:

The New Notes will accrue interest at a rate of 4.625% per annum from and including the last interest payment date on which interest has been paid on the Initial Notes. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Conditions to the Exchange Offer:	The exchange offer is subject to certain customary conditions, which we may waive. See "Exchange Offer — Terms of the Exchange Offer — Conditions".
Procedures for Tendering Initial Notes:

If you wish to accept the exchange offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the letter of transmittal. See "Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering," "Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer," "Exchange Offer — Terms of the Exchange Offer — Exchanging Book-Entry Notes" and "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures."

Guaranteed Delivery Procedures:

If you wish to tender your Initial Notes, but cannot properly do so prior to the expiration date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures."

Withdrawal Rights:

Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Initial Notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes and Delivery of New Notes:

Subject to certain conditions, any and all Initial Notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "Exchange Offer — Terms of the Exchange Offer."

U.S. Federal and Canadian Federal Income Tax Considerations:

The exchange of the Initial Notes for the New Notes will not constitute a taxable exchange for U.S. federal or Canadian federal income tax purposes. See "U.S. Federal Income Tax Considerations" and "Canadian Federal Income Tax Considerations."

Exchange Agent:	Citibank, N.A. is serving as the exchange agent.

Summary of Terms of the New Notes:	The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes:
• will be registered under the Securities Act, and therefore will not contain restrictions on transfer;
• will not contain certain provisions relating to additional interest;
• will bear a different CUSIP number from the Initial Notes; and
• will not entitle their holders to registration rights.
Resale of New Notes:	It may be possible for you to resell the New Notes issued in the exchange offer without compliance with the registration or prospectus delivery provisions of the Securities Act if:
• you are acquiring the New Notes in the ordinary course of your business;
• you are not a broker-dealer that acquired the Initial Notes from us or in market-making transactions or other trading activities;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you; and
• you are not an affiliate, under Rule 405 of the Securities Act, of us.

If you are a broker-dealer and receive New Notes for your own account in exchange for Initial Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the New Notes. See "Plan of Distribution."

Consequences of Failure to Exchange Initial Notes:	If you do not participate in this exchange offer:
• subject to certain limited exceptions, you will not necessarily be able to require us to register your Initial Notes under the Securities Act;

•

you will not be able to resell, offer to resell or otherwise transfer your Initial Notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, registration under the Securities Act; and

• the trading market for your Initial Notes will become more limited to the extent other holders of Initial Notes participate in the exchange offer.

See "Exchange Offer — Terms of the Exchange Offer — Consequences of Failure to Exchange" and "Exchange Offer — Terms of the Exchange Offer — Acceptance of Initial Notes for Exchange; Delivery of New Notes."

Summary of Terms of the New Notes

        The summary below describes the principal terms of the New Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes and Guarantees" section of this prospectus contains a more detailed description of the terms and conditions of the New Notes.

Issuer:	Yamana Gold Inc.
Notes Offered:	$300,000,000 aggregate principal amount of 4.625% senior notes due 2027.
Maturity:	The New Notes will mature on December 15, 2027.
Interest Payment Dates:
The New Notes will accrue interest from December 4, 2017, at a rate of 4.625% per annum. Interest on the New Notes will be paid on June 15 and December 15 of each year, beginning June 15, 2018. All payments on the New Notes will be made in U.S. dollars.
Guarantees:	The New Notes will be guaranteed on a senior basis by each of our subsidiaries that is a guarantor under our Credit Agreement (as defined herein).
Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of New Notes. See "Description of the Notes — Note Guarantees — Release of Guarantees."
Ranking:
The New Notes will be our and each guarantor's senior obligations and will rank equally with all of our and each guarantor's other senior unsubordinated indebtedness from time to time outstanding. The New Notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries that are not guarantors and will be effectively subordinated to our and the guarantors' secured indebtedness and other secured liabilities to the extent of the assets securing such indebtedness and other liabilities.
Optional Redemption:
Prior to September 15, 2027 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at the make whole redemption price described in this prospectus. On or after September 15, 2027 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued interest thereon to, but not including, the date of redemption. See "Description of the Notes — Optional Redemption."
Change of Control:
We will be required to make an offer to repurchase the New Notes at a price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest to, but not including, the date of repurchase upon the occurrence of a Change of Control Repurchase Event (as defined herein), as described under "Description of the Notes — Change of Control Repurchase Event" in this prospectus.

Additional Amounts:	All payments made by us, a guarantor or on our or their behalf under or with respect to the New Notes or the guarantees will be made free and clear of, and without withholding or deduction for or on account of, any Taxes (as defined herein) imposed or levied by or on behalf of the Relevant Taxing Jurisdictions (as defined herein), unless we or the guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdictions. If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the New Notes or a guarantee, we will, subject to certain exceptions, pay to each holder of New Notes as additional interest such Additional Amounts (as defined herein) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted. See "Description of the Notes — Payment of Additional Amounts."
Tax Redemption:
We may redeem the New Notes, in whole but not in part, upon notice in the event of certain changes in the tax laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or the interpretation or administration thereof, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption. See "Description of the Notes — Tax Redemption."
Sinking Fund:	None.
Use of Proceeds:	We will not receive any proceeds from the exchange offer.
Certain Covenants:	The indenture pursuant to which the New Notes will be issued contains certain covenants that, among other things:
• limit the ability of Yamana and its restricted subsidiaries to create liens; and
• restrict our ability to amalgamate or merge with a third party or transfer all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications which are described under the caption "Description of the Notes — Certain Covenants."
Form:
The New Notes will be represented by one or more fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company, and registered in the name of its nominee. See "Description of the Notes and Guarantees — Book-Entry Procedures for the Global Notes."
Governing Law:	The indenture pursuant to which the New Notes are issued is, and the New Notes and the related guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors:
You should carefully consider the information set forth in the section titled "Risk Factors" as well as the other information included in this prospectus and the documents incorporated by reference herein before deciding whether to purchase the New Notes.

RISK FACTORS

        In deciding whether to exchange Initial Notes for New Notes, you should carefully consider the risks described below, the risk factors incorporated by reference into this prospectus and all of the information included and incorporated by reference in this prospectus. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the adverse consequences described in those risks actually occurs, our business, results of operations, cash flows and financial position would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Information."

Risks Related to Our Business

Changes in the market price of gold, copper and silver, which in the past have fluctuated widely, may affect our results of operations, cash flows and financial position.

        Our profitability and long-term viability depend, in large part, upon the market price of metals that may be produced from our properties, primarily gold, copper and silver. Market price fluctuations of these commodities could adversely affect the profitability of our operations and lead to impairments and write downs of mineral properties. Metal prices fluctuate widely and are affected by numerous factors beyond our control, including:

  •
  global and regional supply and demand for industrial products containing metals generally;

  •
  changes in global or regional investment or consumption patterns;

  •
  increased production due to new mine developments and improved mining and production methods;

  •
  decreased production due to mine closures;

  •
  interest rates and interest rate expectation;

  •
  expectations with respect to the rate of inflation or deflation;

  •
  fluctuations in the value of the U.S. dollar and other currencies;

  •
  availability and costs of metal substitutes;

  •
  global or regional political or economic conditions; and

  •
  sales by central banks, holders, speculators and other producers of metals in response to any of the above factors.

        There can be no assurance that metal prices will remain at current levels or that such prices will improve. A decrease in the market prices could adversely affect the profitability of our existing mines and projects as well as our ability to finance the exploration and development of additional properties, which would have a material adverse effect on our results of operations, cash flows and financial position. A decline in metal prices may require us to write-down our Mineral Reserve and Mineral Resource estimates by removing ores from Mineral Reserves that would not be economically processed at lower metal prices and revise our life-of-mine plans, which could result in material write-downs of our investments in mining properties. Any of these factors could result in a material adverse effect on our results of operations, cash flows and financial position. Further, if revenue from metal sales declines, we may experience liquidity difficulties. Our cash flow from mining operations may be insufficient to meet our operating needs, and as a result we could be forced to discontinue production and could lose our interest in, or be forced to sell, some or all of our properties.

        In addition to adversely affecting our Mineral Reserve and Mineral Resource estimates and our results of operations, cash flows and financial position, declining metal prices can impact operations by requiring a reassessment of the feasibility of a particular project. Even if a project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays and/or may interrupt operations until the reassessment can be completed, which may have a material adverse effect on our results of operations, cash flows and financial position. In addition, lower metal prices may require us to reduce funds available for exploration, with the result that the depleted reserves may not be replaced.

We are exposed to exploration, development and operating risks, due to the high degree of risk involved in mining operations and these factors may adversely affect our results of operations, cash flows and financial position.

        Mining operations are inherently dangerous and generally involve a high degree of risk. Yamana's operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold, copper and silver, including, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding, pit wall failure and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, personal injury or loss of life, damage to property and environmental damage, all of which may result in possible legal liability. Although we expect that adequate precautions to minimize risk will be taken, mining operations are subject to hazards such as fire, rock falls, geomechanical issues, equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability. The occurrence of any of these events could result in a prolonged interruption of our operations that would have a material adverse effect on our business, financial condition, results of operations and prospects.

        The exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish Mineral Reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by Yamana will result in a profitable commercial mining operation. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices that are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Yamana not receiving an adequate return on invested capital.

        There is no certainty that the expenditures made by Yamana towards the search and evaluation of mineral deposits will result in discoveries or development of commercial quantities of ore.

The mining business is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on us.

        Mining, like many other extractive natural resource industries, is subject to potential risks and liabilities due to accidents that could result in serious injury or death and/or material damage to the environment and Company assets. The impact of such accidents could affect the profitability of our operations, cause an interruption to our operations, lead to a loss of licenses, affect the reputation of the Company and its ability to obtain further licenses, damage community relations and reduce the perceived appeal of the Company as an employer.

Our operations are subject to significant environmental and governmental regulations, which could significantly limit development and cause potential delays in production.

        All phases of the Company's operations are subject to environmental and safety regulations in the various jurisdictions in which it operates. These regulations mandate, among other things, worker safety, water quality, water management, land reclamation, waste disposal (including the generation, transportation, storage and disposal of hazardous waste), mine development and protection of endangered and other special status species. Failure to comply with applicable health, safety and environmental laws and regulations could result in injunctions, fines, suspension or cancellation of permits and approvals and could include other penalties. Health, safety and environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that the Company has been or will at all times be in full compliance with all environmental laws and regulations or hold, and be in full compliance with, all required environmental and health and safety permits. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations, including the Company, may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. The potential costs and delays associated with compliance with such laws, regulations and permits could prevent the Company from proceeding with the development of a project or the operation or further development of a mine, and any non-compliance therewith may adversely affect the Company's business, financial condition and results of operations.

        Government environmental approvals and permits are currently, or may in the future be, required in connection with the Company's operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from proceeding with planned exploration or development of mineral properties.

        The Company may also be held financially responsible for remediation of contamination at current or former sites, or at third party sites. The Company could also be held responsible for exposure to hazardous substances. The costs associated with such instances and liabilities could be significant.

        In certain jurisdictions, the Company may be required to submit, for government approval, a reclamation plan for each of its mining/project sites. The reclamation plan establishes the Company's obligation to reclaim property after minerals have been mined from the sites. In some jurisdictions, bonds or other forms of financial assurances are required as security to ensure performance of the required reclamation activities. The Company may incur significant reclamation costs which may materially exceed the provisions the Company has made for such reclamation. In addition, the potential for additional regulatory requirements relating to reclamation or additional reclamation activities may have a material adverse effect on the Company's financial condition, liquidity or results of operations. When a previously unrecognized reclamation liability becomes known or a previously estimated cost is increased, the amount of that liability or additional cost may be expensed, which may materially reduce net income in that period.

        The extraction process for gold and metals can produce tailings, which are the sand like materials which remain from the extraction process. Tailings are stored in engineered facilities which are designed, constructed, operated and closed in conformance with local requirements and best practices. Should a breach of these facilities occur due to extreme weather, seismic event, or other incident, the Company could suffer a material financial impact on its operations and financial condition.

        Production at certain of the Company's mines involves the use of cyanide, which is a toxic material if not handled properly. Should cyanide leak or otherwise be discharged from the containment system, the Company could suffer a material impact on its business, financial condition and results of operations. The Company became a signatory to the International Cyanide Management Code in September 2008 to ensure the safe transport and use of cyanide in the production of gold. Conformance with this code is verified by independent audits, and the Company's operations are in full compliance with this code.

        The Company actively engages with local communities to provide timely information about the operations and participates in a variety of activities to contribute to the wellbeing of local communities. Health, safety, environmental or other incidents, real or perceived, could cause community unrest that manifest into protests, road blockages or other civil disobedience activities that could materially disrupt our operations.

        The mineral exploration activities of the Company are subject to various laws governing prospecting, development, production, taxes, labor standards and occupational health, mine safety, toxic substances and other matters. Although the Company believes that its exploration activities are currently carried out in accordance with all applicable rules and regulations, new rules and regulations may be enacted or existing rules and regulations may be applied in a manner that could limit or curtail production or development of the Company's properties. Amendments to current laws and regulations governing the operations and activities of the Company or more stringent implementation thereof could have a material adverse effect on the Company's business, financial condition and results of operations. See "— Our international operations are subject to political, economic, social and geographic risks of doing business in foreign countries."

        Among the other environmental risks that we have identified across all of our operations are general water management (which includes cyanide management), tailings management, closure and a range of climate-change related risks. For more details regarding our management approach to each of these areas see the Yamana AIF under the heading "Description of the Business — Environment and Communities."

Our business is sensitive to nature and climate conditions.

        The Company and the mining industry are facing continued geotechnical challenges, which could adversely impact the Company's production and profitability. Unanticipated adverse geotechnical and hydrological conditions, such as landslides, droughts, pit wall failures and rock fragility, may occur in the future and such events may not be detected in advance. Geotechnical instabilities and adverse climatic conditions can be difficult to predict and are often affected by risks and hazards outside of the Company's control, such as severe weather and considerable rainfall, which may lead to periodic floods, mudslides, wall instability and seismic activity, which may result in slippage of material.

        Geotechnical failures could result in limited or restricted access to mine sites, suspension of operations, government investigations, increased monitoring costs, remediation costs, loss of ore and other impacts, which could cause one or more of the Company's projects to be less profitable than currently anticipated and could result in a material adverse effect on the Company's results of operations and financial position.

We are exposed to counterparty, credit, liquidity and interest rate risks that could have an adverse effect on our results of operations, cash flows and financial position and if we are unable to successfully access financing, we may not be able to continue our exploration and development activities.

        The Company is exposed to various counterparty risks including, but not limited to: (i) financial institutions that hold the Company's cash and short term investments; (ii) companies that have payables to the Company, including concentrate and bullion customers; (iii) providers of its risk management services (including hedging arrangements); (iv) shipping service providers that move the Company's material; (v) the Company's insurance providers; and (vi) the Company's lenders. The Company seeks to limit counterparty risk by entering into business arrangements with high credit-quality counterparties, limiting the amount of exposure to each counterparty and monitoring the financial condition of counterparties. For cash, cash equivalents and accounts receivable, credit risk is represented by the carrying amount on the balance sheet. For derivatives, the Company assumes no credit risk when the fair value of the instruments is negative. When the fair value of the instruments is positive, this is a reasonable measure of credit risk. The Company is also exposed to liquidity risks in meeting its operating and capital expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. Under the terms of the Company's trading agreements, counterparties cannot require the Company to immediately settle outstanding derivatives except upon the occurrence of customary events of default. The Company mitigates liquidity risk through the implementation of its capital management policy by spreading the maturity dates of derivatives over time, managing its capital expenditures and operation cash flows, and by maintaining adequate lines of credit. The Company is exposed to interest rate risk on its variable rate debt and enters into interest rate swap agreements to hedge this risk. These factors may impact the ability of the Company to obtain loans and other credit facilities and refinance existing facilities in the future and, if obtained, on terms favorable to the Company. Such failures to obtain loans and other credit facilities could require us to take measures to conserve cash and could adversely affect our access to the liquidity needed for the business in the longer term.

        The exploration and development of the Company's properties, including continuing exploration and development projects, and the construction of mining facilities and commencement of mining operations may require substantial additional financing. Failure to obtain sufficient financing will result in a delay or indefinite postponement of exploration, development or production on any or all of the Company's properties or even a loss of a property interest. Additional financing may not be available when needed, or if available, the terms of such financing might not be favorable to the Company. Failure to raise capital when needed would have a material adverse effect on the Company's business, financial condition and results of operations.

The construction and start-up of new mines is subject to a numbers of factors and the Company may not be able to successfully complete new construction projects.

        The success of construction projects and the start-up of new mines by the Company is subject to a number of factors including the availability and performance of engineering and construction contractors, mining contractors, suppliers and consultants, the receipt of required governmental approvals and permits in connection with the construction of mining facilities and the conduct of mining operations (including environmental permits), the successful completion and operation of ore passes, the adsorption/desorption/recovery plants and conveyors to move ore, among other operational elements. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Company is dependent in connection with its construction activities, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with new mines could delay or prevent the construction and start-up of new mines as planned. There can be no assurance that current or future construction and start-up plans implemented by the Company will be successful, that the Company will be able to obtain sufficient funds to finance construction and start-up activities, that personnel and equipment will be available in a timely manner or on reasonable terms to successfully complete construction projects, that the Company will be able to obtain all necessary governmental approvals and permits or that the completion of the construction, the start-up costs and the ongoing operating costs associated with the development of new mines will not be significantly higher than anticipated by the Company. Any of the foregoing factors could adversely impact the operations and financial condition of the Company.

        Some of the Company's projects have no operating history upon which to base estimates of future cash flow. For example, we have previously provided an indication of production and cost expectations for the Cerro Moro Mine project. However, definitive production levels will be determined once final mine plans have been developed. The capital expenditures and time required to develop new mines or other projects are considerable and changes in costs or construction schedules can affect project economics. Thus, it is possible that actual costs may change significantly and economic returns may differ materially from the Company's estimates.

        Commercial viability of a new mine or development project is predicated on many factors. Mineral Reserves and Mineral Resources projected by feasibility studies and technical assessments performed on the projects may not be realized, and the level of future metal prices needed to ensure commercial viability may not materialize. Consequently, there is a risk that start-up of new mine and development projects may be subject to write-down and/or closure as they may not be commercially viable.

Any uncertainty and inability in the estimation, recalculation or replacement of Mineral Reserves and Mineral Resources could materially affect our results of operations, cash flows and financial position.

        To extend the lives of its mines and projects, ensure the continued operation of the business and realize its growth strategy, it is essential that the Company continues to realize its existing identified Mineral Reserves, convert Mineral Resources into Mineral Reserves, increase its Mineral Resource base by adding new Mineral Resources from areas of identified mineralized potential, and/or undertake successful exploration or acquire new Mineral Resources.

        No assurance can be given that the anticipated tonnages and grades in respect of Mineral Reserves and Mineral Resources included and incorporated by reference in this prospectus will be achieved, that the indicated level of recovery will be realized or that Mineral Reserves will be mined or processed profitably. Actual Mineral Reserves may not conform to geological, metallurgical or other expectations, and the volume and grade of ore recovered may differ from estimated levels. There are numerous uncertainties inherent in estimating Mineral Reserves and Mineral Resources, including many factors beyond the Company's control. Such estimation is a subjective process, and the accuracy of any Mineral Reserve or Mineral Resource estimate is a function of the quantity and quality of available data and of the assumptions made and judgments used in engineering and geological interpretation. Short-term operating factors relating to the Mineral Reserves, such as the need for orderly development of the ore bodies or the processing of new or different ore grades, may cause the mining operation to be unprofitable in any particular accounting period. In addition, there can be no assurance that gold recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production. Lower market prices, increased production costs, reduced recovery rates and other factors may result in a revision of our Mineral Reserve estimates from time to time or may render the Company's Mineral Reserves uneconomic to exploit. Mineral Reserve data is not indicative of future results of operations. If the Company's actual Mineral Reserves and Mineral Resources are less than current estimates or if the Company fails to develop its Mineral Resource base through the realization of identified mineralized potential, its results of operations or financial condition may be materially and adversely affected. Evaluation of Mineral Reserves and Mineral Resources occurs from time to time and they may change depending on further geological interpretation, drilling results and metal prices. The category of Inferred Mineral Resource is often the least reliable Mineral Resource category and is subject to the most variability. The Company regularly evaluates its Mineral Resources and it often determines the merits of increasing the reliability of its overall Mineral Resources.

        Given that mines have limited lives based on proven Mineral Reserves and probable Mineral Reserves, the Company must continually replace and expand its Mineral Reserves at its mines. The life-of-mine estimates included and incorporated by reference in this prospectus may not be correct. The Company's ability to maintain or increase its annual production will be dependent in part on its ability to bring new mines into production and to expand Mineral Reserves at existing mines.

        Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. Due to the uncertainty which may attach to Inferred Mineral Resources, there is no assurance that Inferred Mineral Resources will be upgraded to proven Mineral Reserves and probable Mineral Reserves as a result of continued exploration.

We are exposed to the volatile changes in the prices of commodities consumed.

        The profitability of the Company's operations will be dependent upon the cost and availability of commodities which are consumed or otherwise used in connection with the Company's operations and projects, including, but not limited to, diesel, fuel, natural gas, electricity, steel, concrete and cyanide. Commodity prices fluctuate widely and are affected by numerous factors beyond the control of the Company. Further, as many of the Company's mines are in remote locations and energy is generally a limited resource, the Company faces the risk that there may not be sufficient energy available to carry out mining activities efficiently or that certain sources of energy may not be available.

We are subject to a variety of risks associated with our joint venture and partnership agreements, which could result in a material adverse effect on our future, growth, results of operations, cash flows and financial position.

        Yamana holds an indirect 12.5% interest in the Alumbrera Mine, the other 37.5% and 50% interests being held by Goldcorp Inc. and Glencore plc, respectively. The Company accounts for this investment under the equity method of accounting. The Company's interest in the Alumbrera Mine is subject to the risks normally associated with the conduct of joint ventures. These risks may include, but are not limited to: disagreement with joint venture partners on how to develop and operate mines efficiently; inability of joint venture partners to meet their obligations to the joint venture or third parties; or litigation arising between joint venture partners regarding joint venture matters. The existence or occurrence of one or more of the foregoing circumstances and events, for example, could have a material adverse impact on Company's profitability, future cash flows, earnings, results of operations and financial condition.

        In particular, the Company has formed a 50/50 partnership (the "Canadian Malartic GP") with Agnico Eagle Mines Limited ("Agnico Eagle") in connection with the acquisition of Canadian Malartic. There are a variety of general risks associated with the Canadian Malartic GP, particularly because Yamana is not the sole operator. These risks include, but are not limited to:

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  disagreement with Agnico Eagle about how to develop, operate or finance a project;

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  that Agnico Eagle may at any time have economic or business interests or goals that are, or become, inconsistent with the Company's business interests or goals;

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  that Agnico Eagle may not comply with the Canadian Malartic GP's partnership agreement;

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  the possibility that Agnico Eagle may become bankrupt;

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  that Agnico Eagle may be in a position to take action contrary to the Company's instructions, requests, policies, objectives or interests;

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  possible litigation with Agnico Eagle about Canadian Malartic GP matters; and

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  the possibility that the Company may not be able to sell its interest in the Canadian Malartic GP if the Company desires to exit the Canadian Malartic GP.

        These risks could result in legal liability or affect the Company's ability to develop or operate the Canadian Malartic GP's projects, either of which could have a material adverse effect on the Company's future growth, results of operations, cash flows and financial position.

        As of the date hereof, the Company currently owns approximately 53.6% of the outstanding common shares of Brio Gold. The value of this interest is subject to volatility in the share price of Brio Gold's common shares. There can be no assurance that an active trading market for such shares is sustainable and the trading price of such shares could be subject to wide fluctuations in response to various factors beyond the Company's control, including quarterly variations in Brio Gold's results of operations, changes in earnings (if any), estimates by analysts, conditions in the industries in which Brio Gold operates and macroeconomic developments in North America, Brazil and globally, currency fluctuations and market perceptions of the attractiveness of particular industries. In recent years, equity markets, as they relate to commodity producers, have experienced extreme price and volume fluctuations. These fluctuations have at times had a substantial effect on the market price and capitalization of individual companies, often unrelated to the operating performance of specific companies. Such market fluctuations could adversely affect the market price of the Company's interest in Brio Gold and the value the Company could realize on such interest.

        Also, while the Company is a party to an investor rights agreement with Brio Gold and currently has one nominee on Brio Gold's board of directors and a representative on Brio Gold's advisory board, it does not have significant control over Brio Gold. Accordingly, the interests of the Company, as a majority shareholder of Brio Gold, may not be the same as those of Brio Gold's other shareholders, and conflicts of interest may arise from time to time that may be resolved in a manner detrimental to the Company. In addition, decisions made by the directors and/or management of Brio Gold may cause Brio Gold to undertake strategies or courses of action that may not be consistent with the Company's short or long term objectives.

Mining is dependent on adequate infrastructure.

        Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company's operations, financial condition and results of operations.

We rely on a number of licenses, permits and approvals from various governmental authorities, any loss of which could have a material adverse effect on our business.

        The Company's operations are subject to receiving and maintaining permits from appropriate governmental authorities. There is no assurance that delays will not occur in connection with obtaining all necessary renewals of permits for our existing operations, additional permits for any possible future changes to operations, or additional permits associated with new legislation. Prior to any development on any of its properties, the Company must receive permits from appropriate governmental authorities. There can be no assurance that the Company will continue to hold all permits necessary to develop or continue operating at any particular property. Any of these factors could have a material adverse effect on our results of operations and financial position.

Our insurance does not cover all potential losses, liabilities and damage related to our business and certain risks are uninsured or uninsurable.

        Yamana's business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, catastrophic equipment failures or unavailability of materials and equipment, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to the Company's properties or the properties of others, delays in mining, monetary losses and possible legal liability.

        Yamana's insurance will not cover all the potential risks associated with the Company's operations. Even if available, Yamana may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production (such as underground coverage) is not generally available to Yamana or to other companies in the mining industry on acceptable terms. Yamana might also become subject to liability for pollution or other hazards that may not be insured against or that Yamana may elect not to insure against because of premium costs or other reasons. Losses from these events could cause Yamana to incur significant costs that could have a material adverse effect upon its financial performance and results of operations. Should the Company be unable to fully fund the cost of remedying an environmental problem, the Company might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy, which may have a material adverse effect. We may suffer a material adverse effect on our business, results of operations, cash flows and financial position if we incur a material loss related to any significant event that is not covered, or adequately covered, by our insurance policies.

Our international operations are subject to political, economic, social and geographic risks of doing business in foreign countries.

        The Company holds mining and exploration properties in Canada, Brazil, Argentina and Chile, exposing it to the socioeconomic conditions as well as the laws governing the mining industry in those countries. Inherent risks with conducting foreign operations include, but are not limited to: high rates of inflation; military repression; war or civil war; social and labor unrest; organized crime; hostage taking; terrorism; violent crime; extreme fluctuations in currency exchange rates; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political norms, currency controls and governmental regulations that favor or require the Company to award contracts in, employ citizens of, or purchase supplies from, a particular jurisdiction.

        Changes, if any, in mining or investment policies or shifts in political attitude in any of the jurisdictions in which the Company operates may adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests. In addition, changes in government laws and regulations, including taxation, royalties, the repatriation of profits, restrictions on production, export controls, changes in taxation policies, environmental and ecological compliance, expropriation of property and shifts in the political stability of the country, could adversely affect the Company's exploration, development and production initiatives in these countries.

        On December 29, 2017, the Argentinian government enacted a tax reform package. The new law includes a reduction in the corporate tax rate from 35% to 30% over the next two years and to 25% thereafter. To offset this reduction, a proposed new dividend withholding tax at a rate of 7% for the first two years and a 13% rate going forward was introduced. The dividend withholding tax can be reduced under a bilateral treaty. In addition, the Argentinean government implemented a new federal Mining Accord that establishes guidelines applicable to new mining projects in respect of taxation and royalties, and other areas of mining operations including environmental matters and mine closure plans.

        On December 18, 2017, the Brazilian government enacted changes to the royalty tax rates for mining companies. The law includes an increase in the royalty tax rate from 1% to 1.5% for gold, with no change to the rate for copper. In addition, the rate will apply to gross revenue without deductions. The change in royalty rates is not expected to have a material effect on net earnings and cash flows from the Company's operations in Brazil.

        In November 2016, the Quebec government enacted changes to the income tax rate as proposed in the 2016 provincial budget. Beginning with the year ended December 31, 2017, the provincial rate is decreasing by 0.1% over the next four years with the current rate deceasing from 11.9% to 11.5% in 2020.

        The Company continues to monitor developments and policies in all the jurisdictions in which it operates and the potential impact such developments and policies may have on its operations; however they cannot be accurately predicted and could have an adverse effect on the Company's operations or profitability.

We are subject to anti-corruption laws, and non-compliance with such laws could subject us to criminal and civil liability and harm our business.

        The Company is subject to various anti-corruption and anti-bribery laws and regulations, including but not limited to the Canadian Corruption of Foreign Public Officials Act, the U.S. Foreign Corrupt Practices Act of 1977, the Extractive Sector Transparency Measure Act ("ESTMA"), as well as similar laws in the countries in which we conduct business. In general, these laws prohibit a company and its employees and intermediaries from bribing or making other prohibited payments to foreign officials or other persons to obtain or retain business or gain some other business advantage. ESTMA, which became effective June 1, 2015, requires public disclosure of payments to governments by mining and oil and gas companies engaged in the commercial development of oil, gas and minerals that are either publicly listed in Canada or with business or assets in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments at all levels, including entities established by two or more governments.

        In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such anti-corruption and anti-bribery laws, resulting in greater scrutiny and punishment of companies found in violation of such laws. Failure to comply with the applicable legislation and other similar foreign laws could expose the Company and its senior management to civil and/or criminal penalties, other sanctions and remedial measures, legal expenses and reputational damage, all of which could materially and adversely affect the Company's business, financial condition and results of operations, as well as have an adverse effect on the market price of the Company's common shares. The Company has instituted policies that apply to all employees, consultants, contractors and other agents designed to facilitate compliance with such requirements, including a code of business conduct and ethics, an anti-bribery and anti-corruption policy and a whistleblower policy as well as mandatory training. However, there can be no assurance or guarantee that such efforts have been and will be completely effective in ensuring the Company's compliance, and the compliance of its employees, consultants, contractors and other agents, with all applicable anti-corruption and anti-bribery laws.

Any changes or increases in the Company's production costs may impact its profitability and could materially affect our results of operations, cash flows and financial position.

        Changes in the Company's production costs could have a major impact on its profitability. Its main production expenses are personnel and contractor costs, materials and energy. Changes in costs of the Company's mining and processing operations could occur as a result of unforeseen events, including international and local economic and political events, a change in commodity prices, increased costs (including oil, steel and diesel) and scarcity of labor, and could result in changes in profitability or Mineral Reserve estimates. Many of these factors may be beyond the Company's control.

        The Company relies on third party suppliers for a number of raw materials. Any material increase in the cost of raw materials, or the inability by the Company to source third party suppliers for the supply of its raw materials, could have a material adverse effect on the Company's results of operations or financial condition.

        The Company prepares estimates of future cash costs and capital costs for its operations and projects. There is no assurance that actual costs will not exceed such estimates. Exceeding cost estimates could have an adverse impact on the Company's future results of operations or financial condition.

Title, mineral rights or surface rights to our properties could be challenged, and, if successful, such challenges could have a material adverse effect on our production, results of operations, cash flows and financial position.

        The acquisition and maintenance of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral concessions may be disputed. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure mine tenure may be severely constrained. There is no guarantee that title to any of our properties will not be challenged or impaired. Third parties may have valid claims underlying portions of the Company's interests, including prior unregistered liens, agreements, transfers or claims, including native land claims, and title may be affected by, among other things, undetected defects. If these challenges are successful, this could have an adverse effect on the development of our properties as well as our results of operations, cash flows and financial position. In addition, the Company may be unable to operate its properties as permitted or to enforce its rights with respect to its properties.

Our mining concession may be terminated in certain circumstances.

        The Company's mining concessions may be terminated in certain circumstances. Under the laws of the jurisdictions where the Company's operations, development projects and prospects are located, mineral resources belong to the state and governmental concessions are required to explore for, and exploit, mineral reserves. The Company holds mining, exploration and other related concessions in each of the jurisdictions where it is operating and where it is carrying on development projects and prospects. The concessions held by the Company in respect of its operations, development projects and prospects may be terminated under certain circumstances, including where minimum production levels are not achieved by the Company (or a corresponding penalty is not paid), if certain fees are not paid or if environmental and safety standards are not met. Termination of any one or more of the Company's mining, exploration or other concessions could have a material adverse effect on the Company's financial condition or results of operations.

We may be unable to compete successfully with other mining companies.

        The mining industry is intensely competitive in all of its phases and the Company competes with many companies possessing greater financial and technical resources than itself. Competition in the precious metals mining industry is primarily for: mineral rich properties that can be developed and produced economically; the technical expertise to find, develop, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a global basis. Such competition may result in the Company being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund its operations and develop its properties. Existing or future competition in the mining industry could materially adversely affect the Company's prospects for mineral exploration and success in the future.

Currency fluctuations may adversely affect the Company's capital costs and operational costs.

        Currency fluctuations may affect the Company's capital costs and the costs that the Company incurs at its operations. Gold is sold throughout the world based principally on a U.S. dollar price, but a portion of the Company's operating and capital expenses are incurred in Brazilian reais, Argentine pesos, Chilean pesos, Canadian dollars and, to a lesser extent, the Euro. The appreciation of foreign currencies, particularly the Brazilian real and the Chilean peso, against the U.S. dollar would increase the costs of gold production at such mining operations, which could materially and adversely affect the Company's earnings and financial condition.

The Company has hedged only a portion of its Brazilian real risks, and none of the other currencies in which it functions, and is therefore exposed to currency fluctuation risks.

        Additionally, the Mega Precious assets and Canadian Malartic are located in Canada and the costs associated with such assets are primarily denominated in Canadian dollars. However, revenue generated from the sale of gold and silver from such assets is in U.S. dollars and some of the costs associated with such assets are denominated in currencies other than the Canadian dollar. Any appreciation of the Canadian dollar vis-à-vis these currencies could have a material adverse effect on the Company's business, financial condition and results of operations.

Differences between management's assumptions and market conditions, including write-downs and impairments, could have a material effect in the future on the Company's financial position and results of operation.

        Mineral interests are the most significant assets of the Company and represent capitalized expenditures related to the development and construction of mining properties and related property, plant and equipment and the value assigned to exploration potential on acquisition. The costs associated with mining properties are separately allocated to exploration potential, Mineral Reserves and Mineral Resources and include acquired interests in production, development and exploration-stage properties representing the fair value at the time they were acquired. The values of such mineral properties are primarily driven by the nature and amount of material interests believed to be contained or potentially contained in properties to which they relate.

        The Company reviews and evaluates its mining interests and any associated or allocated goodwill for impairment at least annually or when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the recoverable value of the asset is less than the carrying amount of the asset. An impairment loss is measured and recorded to the net recoverable value of the asset. The recoverable value of the asset is the higher of: (i) value in use (being the net present value of total expected future cash flows); and (ii) fair value less costs to sell.

        The Company also assesses at the end of each reporting period whether there is any indication that an impairment loss recognized in prior periods for an asset other than goodwill may no longer exist or may have decreased. If any such indication exists, the Company estimates the recoverable amount and considers the reversal of the impairment loss recognized in prior periods for all assets other than goodwill. An impairment loss recognized for goodwill is not reversed in a subsequent period.

        Fair value is the value obtained from an active market or binding sale agreement. Where neither exists, fair value is based on the best information available to reflect the amount the Company could receive for the asset in an arm's length transaction. This is often estimated using discounted cash flow techniques. For value in use, recent cost levels are considered, together with expected changes in costs that are compatible with the current condition of the business and which meet the requirements of International Accounting Standards 36 in a discounted cash flow model. Where a recoverable amount is assessed using discounted cash flow techniques, the resulting estimates are based on detailed mine and/or production plans. Assumptions underlying fair value estimates are subject to significant risks and uncertainties. Where third-party pricing services are used, the valuation techniques and assumptions used by the pricing services are reviewed by the Company to ensure compliance with the accounting policies and internal control over financial reporting of the Company. Future cash flows are estimated based on expected future production, commodity prices, operating costs and capital costs. There are numerous uncertainties inherent in estimating Mineral Reserves and Mineral Resources. Differences between management's assumptions and market conditions could have a material effect in the future on the Company's financial position and results of operation.

        The assumptions used in the valuation of work-in process inventories by the Company include estimates of metal contained in the ore stacked on leach pads, assumptions of the amount of metal stacked that is expected to be recovered from the leach pads, estimates of metal contained in ore stock piles, assumptions of the amount of metal that will be crushed for concentrate, estimates of metal-in-circuit, estimated costs of completion to final product to be incurred and an assumption of the gold, silver and copper price expected to be realized when the gold, silver and copper is recovered. The recoverable values of assets are highly dependent on several factors including metal prices and the prevailing cost environment, and the recoverable values of some properties are more sensitive to metal prices than others. If these estimates or assumptions prove to be inaccurate, the

Company could be required to write-down the recorded value of its work-in-process inventories to net realizable value, which would reduce the Company's earnings and working capital. Net realizable value is determined as the difference between costs to complete production into a saleable form and the estimated future precious metal prices based on prevailing and long-term metal prices. When the circumstances that previously caused inventories to be written down below cost no longer exist or when there is clear evidence of an increase in net realizable value because of changed economic circumstances, the amount of write-down is reversed up to the lower of the new net realizable value or the original cost.

        Although management makes its best estimates, it is possible that material changes could occur which may adversely affect management's estimate of the net cash flows expected to be generated from its properties. Any impairment estimates, which are based on applicable key assumptions and sensitivity analysis, are based on management's best knowledge of the amounts, events or actions at such time, and the actual future outcomes may differ from any estimates that are provided by the Company. Any impairment charges on the Company's mineral projects could adversely affect its results of operations.

We may be subject to litigation that could have an adverse effect on our business.

        All industries, including the mining industry, are subject to legal claims, with and without merit. The Company is currently involved in litigation and may become involved in legal disputes in the future. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding may have a material adverse effect on the Company's financial position or results of operations.

        In 2004, a former director of Northern Orion Resources Inc. ("Northern Orion," now named 0805346 B.C. Ltd.) commenced proceedings in Argentina against Northern Orion claiming damages in the amount of $177.0 million for alleged breaches of agreements entered into with the plaintiff. The plaintiff alleged that the agreements entitled him to a pre-emptive right to participate in acquisitions by Northern Orion in Argentina and claimed damages in connection with the acquisition by Northern Orion of its 12.5% equity interest in the Alumbrera Mine. On August 22, 2008, the National Commercial Court No. 13 of the City of Buenos Aires issued a first-instance judgment rejecting the claim. The plaintiff appealed this judgment to the National Commercial Appeals Court. On May 22, 2013, the appellate court overturned the first-instance decision. The appellate court determined that the plaintiff was entitled to make 50% of Northern Orion's investment in the Alumbrera acquisition, although weighted the chance of the plaintiff's 50% participation at 15%. The matter was remanded to the first-instance court to determine the value. The parties have undergone two valuations over the last several years, both of which have been subsequently annulled. The most recent annulled award suggested a valuation of $54.2 million, well in excess of the amount Northern Orion considered reflective of the claim. In August, 2017, Northern Orion entered into a confidential settlement agreement pursuant to which this matter was definitively and finally settled in consideration of an amount to be paid in installments over a number of years. The total amount payable pursuant to the settlement is substantially below the amount awarded in the last valuation proceeding which, under Argentinian law, the Company successfully sought to annul. At the option of the Company, all or any portion of the amount can be paid in common shares of the Company.

        In December 2012, the Company received assessments from the Brazilian federal tax authorities disallowing certain deductions relating to financial instruments used to finance Brazilian operations for the years 2007 to 2012. The Company believes that these financial instruments were issued on commercial terms permitted under applicable laws and is appealing these assessments. In the third quarter of 2017, the Company elected to participate in a program to settle all significant outstanding income tax assessments in Brazil and all income tax assessments relating to the Chapada Mine. This commercial resolution creates immediate financial certainty during a time of political volatility and economic reform in the country.

        On October 25, 2017, the program was formally enacted into law and the Company paid $76.7 million during the year ended December 31, 2017. The final program created an option to either pay one lump sum of approximately $68 million in the first quarter of 2018, or a total of approximately $100 million plus interest in installments over twelve years. The Company elected to proceed with the lump sum payment option, and, on January 30, 2018 made such payment.

        On August 2, 2016, Canadian Malartic General Partnership, a general partnership jointly owned by the Company and Agnico Eagle Mines Limited (the "Partnership"), was served with a class action lawsuit with respect to allegations involving the Canadian Malartic mine. The complaint is in respect of "neighbourhood annoyances" arising from dust, noise, vibrations and blasts at the mine. The plaintiffs are seeking damages in an unspecified amount as well as punitive damages in the amount of $20 million. The class action was certified in May 2017. In November 2017, a declaratory judgment was issued allowing the Partnership to settle individually with class members for 2017. The plaintiffs have since announced that they intend to file an application for leave to appeal this declaratory judgment. On December 11, 2017, hearings were completed in respect of certain preliminary matters, including the Partnership's application for partial dismissal of the class action. The Company and the Partnership will take all necessary steps to defend themselves from this lawsuit.

        On August 15, 2016, the Partnership received notice of an application for injunction relating to the Canadian Malartic mine, which had been filed under the Environment Quality Act (Quebec). A hearing related to an interlocutory injunction was completed on March 17, 2017 and a decision of the Superior Court of Quebec dismissed the injunction. An application for permanent injunction is currently pending. The Company and the Partnership have reviewed the injunction request, consider the request without merit and will take all reasonable steps to defend against this injunction. These measures include a motion for the dismissal of the application for injunction, which has been filed and will be heard at a date to be determined. While at this time the potential impacts of the injunction cannot be definitively determined, the Company expects that if the injunction were to be granted, there would be a negative impact on the operations of the Canadian Malartic mine, which could include a reduction in production.

        On June 1, 2017, the Partnership was served with an application for judicial review to obtain the annulment of a governmental decree. The Partnership is an impleaded party in the proceedings. The applicant seeks to obtain the annulment of a decree authorizing the expansion of the Canadian Malartic mine. The Company and the Partnership have reviewed the application for judicial review, consider the application without merit and will take all reasonable steps to defend against this application. The hearing on the merits is scheduled to take place in October 2018. While the Company believes it is highly unlikely that the annulment will be granted, the Company expects that if the annulment were to be granted, there would be a negative impact on the operations of the Canadian Malartic mine, which could include a reduction in anticipated future production.

        See "Legal Proceedings and Regulatory Actions" in the Yamana AIF.

The Company may use certain derivative products, which could have an adverse effect on our results of operations, cash flows and financial position.

        From time to time, the Company may use certain derivative products as hedging instruments and to manage the risks associated with changes in gold prices, silver prices, copper prices, interest rates, foreign currency exchange rates and energy prices. The use of derivative instruments involves certain inherent risks including, among other things: (i) credit risk — the risk of default on amounts owing to the Company by the counterparties with which the Company has entered into transactions; (ii) market liquidity risk — risk that the Company has entered into a derivative position that cannot be closed out quickly, by either liquidating such derivative instrument or by establishing an offsetting position; and (iii) unrealized mark-to-market risk — the risk that, in respect of certain derivative products, an adverse change in market prices for commodities, currencies or interest rates will result in the Company incurring an unrealized mark-to-market loss in respect of such derivative products.

We may be unsuccessful in integrating businesses and assets we acquire in the future.

        From time to time, the Company examines opportunities to acquire additional mining assets and businesses. Any acquisition that the Company may choose to complete may be of a significant size, may change the scale of the Company's business and operations, and may expose the Company to new geographic, political, operating, financial and geological risks. The Company's success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with those of the Company. Any acquisitions would be accompanied by risks. For example, there may be a significant change in commodity prices after the Company has committed to complete the transaction and established the purchase price or exchange ratio; a material ore body may prove to be below expectations; the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt the Company's ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. In the event that the Company chooses to raise debt capital to finance any such acquisition, the Company's leverage will be increased. If the Company chooses to use equity as consideration for such acquisition, existing shareholders may experience dilution. Alternatively, the Company may choose to finance any such acquisition with its existing resources. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Amendments to Mining Laws and Regulations could have a material adverse effect on the Company's business, financial condition and results of operations.

        The mineral exploration activities of the Company are subject to various laws governing prospecting, development, production, taxes, labour standards and occupational health, mine safety, toxic substances and other matters. Mining and exploration activities are also subject to various laws and regulations relating to the protection of the environment. Although the Company believes that its exploration activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail production or development of the Company's properties. Amendments to current laws and regulations governing the operations and activities of the Company or more stringent implementation thereof could have a material adverse effect on the Company's business, financial condition and results of operations.

Our operations may be adversely affected if we are unable to maintain positive community relations.

        The Company's relationships with the communities in which it operates and other stakeholders are critical to ensure the future success of its existing operations and the construction and development of its projects. There is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Publicity adverse to the Company, its operations or extractive industries generally, could have an adverse effect on the Company and may impact relationships with the communities in which Yamana operates and other stakeholders. While the Company is committed to operating in a socially responsible manner, there can be no assurance that its efforts in this respect will mitigate this potential risk.

        The Canadian Malartic Mine, in which the Company holds a 50% interest, is located adjacent to the community of Malartic. The Partnership continues to work with the Quebec Ministry of Transport and the town of Malartic on the deviation of Quebec provincial highway No. 117 to gain access to the higher grade Barnat and Jeffrey deposits. The final layout and an environmental impact assessment were completed at the end of January 2015. The Quebec Bureau d'audiences publiques sur l'environnement ("BAPE") issued its report on the Canadian Malartic pit extension on October 5, 2016. The BAPE report concluded that the project is acceptable and provided several recommendations intended to enhance social acceptability. The Québec government issued the decrees authorizing both the pit extension and deviation of highway 117 on April 12, 2017.

        In addition, on August 2, 2016, Canadian Malartic GP, the operator of the Canadian Malartic mine, was served with a class action lawsuit with respect to allegations involving the Canadian Malartic mine. See "Legal Proceedings and Regulatory Actions". Since the spring of 2015, the Partnership has been working collaboratively with the community of Malartic and its citizens to develop a "Good Neighbour Guide" that addresses the allegations contained in the lawsuit. Implementation of the Good Neighbour Guide, which includes a compensation program and an acquisition program, began on September 1, 2016. Under the compensation program, a large portion of the residents of Malartic agreed to settle their claims in consideration of the compensation offered (96% for the retroactive period from July 1, 2013 to June 30, 2016 and 92% for the period from July 1, 2016 to December 31, 2016). Compensation for the year 2017 will be paid in the first quarter of

2018, except in the southern sector of Malartic, where the compensation program has been suspended until final judgment is rendered with respect to the right to individually settle, after the certification of the class action, with residents who are class action members. A total of 31 residences were also acquired in the southern sector of Malartic under the acquisition program of the Good Neighbour Guide, which was also suspended in December 2017 for the same reason.

        The Company's other projects, including exploration projects, may also be impacted by relations with various community stakeholders, and the Company's ability to develop related mining assets may still be affected by unforeseen outcomes from such community relations.

Our operations would be adversely affected if we fail to maintain satisfactory labor relations.

        Production at our mining operations is dependent upon the efforts of the Company's employees and the Company's operations would be adversely affected if it fails to maintain satisfactory labor relations. In addition, relations between the Company and its employees may be affected by changes in the scheme of labor relations that may be introduced by the relevant governmental authorities in whose jurisdictions the Company carries on business. For example, during the first quarter of 2017 there was a temporary suspension of operations associated with the strike of one of our unions, before collective bargaining negotiations were resumed and concluded. Changes in such legislation or in the relationship between the Company and its employees may have a material adverse effect on the Company's business, results of operations and financial condition.

Limitations on the Company's ability to transfer cash or assets between it and its subsidiaries, including foreign subsidiaries, would restrict the Company's ability to fund its operations.

        The Company is a holding company that conducts operations through subsidiaries, including foreign subsidiaries. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and such entities, or among such entities, could restrict the Company's ability to fund its operations efficiently. Any such limitations, or the perception that such limitations may exist now or in the future, could have an adverse impact on the Company's valuation and stock price.

We rely on our local counsel and advisors in foreign jurisdictions.

        The Company holds mining and exploration properties in Brazil, Argentina and Chile, in addition to Canada. The legal and regulatory requirements in these countries with respect to conducting mineral exploration and mining activities, banking system and controls, as well as local business culture and practices are different from those in Canada and the United States. The officers and directors of the Company must rely, to a great extent, on the Company's local legal counsel and local consultants retained by the Company in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect the Company's business operations, and to assist the Company with its governmental relations. The Company must rely, to some extent, on those members of management and the Company's board of directors who have previous experience working and conducting business in these countries in order to enhance its understanding of and appreciation for the local business culture and practices. The Company also relies on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing, labor, litigation and tax matters in these countries. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond the control of the Company. The impact of any such changes may adversely affect the business of the Company.

We depend on key management personnel and may not be able to attract and retain qualified personnel in the future.

        The Company is dependent upon a number of key management personnel. The loss of the services of one or more of such key management personnel could have a material adverse effect on the Company. The Company's ability to manage its operating, development, exploration and financing activities will depend in large part on the efforts of these individuals. The Company faces intense competition for qualified personnel, and there can be no assurance that the Company will be able to attract and retain such personnel. The loss of the services of one or more key employees or the failure to and attract and retain new personnel could have a material adverse effect on the Company's ability to manage and expand the Company's business. The Company has entered into employment agreements with certain of its key executives.

Our directors and officers may have interests that conflict with our interests.

        Certain of the directors and officers of the Company also serve as directors and/or officers of other companies involved in natural resource exploration and development and, consequently, there exists the possibility for such directors and officers to be in a position of conflict. There can be no assurance that any decision made by any of such directors and officers involving the Company will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Company and its shareholders. In the event that our directors and officers are subject to conflicts of interest, there may be a material adverse effect on our business.

We may fail to maintain the effectiveness of internal control over financial reporting.

        Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to the Company's management, as appropriate, to allow timely decisions regarding required decisions. The Company has invested resources to document and analyze its system of disclosure controls and its internal control over financial reporting. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. Our failure to satisfy the requirements of applicable Canadian securities laws on an ongoing, timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of the New Notes. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

        Any of these factors could have a material adverse effect on our results of operations, cash flows and financial position.

Failures of information systems and failure to protect against information security threats may have an adverse impact on the Company's reputation and results of operations.

        The Company has entered into agreements with third parties for hardware, software, telecommunications and other information technology ("IT") services in connection with the Company's operations. The Company's operations depend, in part, on how well the Company and its suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, hacking, computer viruses, vandalism and theft. The Company's operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenditures to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company's reputation and results of operations.

        Although to date the Company has not experienced any material losses relating to cyber attacks or other information security breaches, there can be no assurance that it will not incur such losses in the future. The Company's risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

        Any of these factors could have a material adverse effect on the Company's results of operations, cash flows and financial position.

Risks Related to the New Notes and our Indebtedness

Higher levels of indebtedness and increased debt service obligations will effectively reduce the amount of funds available for other business purposes and may adversely affect us.

        We have a significant amount of indebtedness. As of December 31, 2017, we had approximately $1.86 billion of indebtedness outstanding. We may also incur additional long-term debt and working capital lines of credit to meet future financing needs, which would increase our total debt.

        Interest costs related to the New Notes will be substantial and our increased level of indebtedness could reduce funds available for acquisitions, capital expenditures or other business purposes, impact our ratings, restrict our financial and operating flexibility or create competitive disadvantages compared to other companies with lower debt levels.

        Our ability to make payments of principal and interest on our indebtedness, including the New Notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other cash requirements, we may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of our indebtedness, including the New Notes;

  •
  to sell selected assets or businesses; or

  •
  to reduce or delay planned capital or operating expenditures.

        Such measures might not be sufficient to enable us to service our debt, including the New Notes, and meet our other cash requirements. In addition, any such financing, refinancing or sale of assets might not be available at all or on economically favorable terms.

Enforcing your rights as a holder of the New Notes or under the guarantees across multiple jurisdictions may be difficult.

        The New Notes will be issued by Yamana, which is incorporated under the federal laws of Canada, and guaranteed by the guarantors, which are incorporated in various jurisdictions, including Canada, Chile, Brazil and the Netherlands. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions and in the jurisdiction of organization of a future guarantor of the New Notes. Your rights under the New Notes and the guarantors' guarantees will thus be subject to the laws of several jurisdictions, and you may not be able to effectively enforce your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors' rights. In addition, the bankruptcy, insolvency, administrative and other laws of the respective guarantors' jurisdictions of incorporation may be materially different or in conflict. Courts of certain jurisdictions outside of the United States, including the jurisdictions in which the guarantors are incorporated, may also not enforce the guarantees until the guarantees are registered in such jurisdictions or other formalities are completed, which registrations and/or other formalities may not be completed upon closing of the exchange offer.

The New Notes will be structurally subordinated to the liabilities of non-guarantor subsidiaries and joint ventures.

        Some, but not all, of our subsidiaries will guarantee the New Notes. Our joint ventures will not guarantee the New Notes. Generally, holders of indebtedness of, and trade creditors of, non-guarantor subsidiaries and joint ventures, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries and joint ventures before these assets are made available for distribution to Yamana or any guarantor, as direct or indirect shareholder.

        Accordingly, in the event that any of the non-guarantor subsidiaries or joint venture entities becomes insolvent, liquidates or otherwise reorganizes:

  •
  the creditors of Yamana or the guarantors (including the holders of the New Notes) will have no right to proceed against such subsidiary's or joint venture entities' assets; and

  •
  creditors of such non-guarantor subsidiary or joint venture, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary or joint venture before Yamana or any guarantor, as a direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary or joint venture.

        Our subsidiaries that are not guarantors of the New Notes generated approximately $403.0 million of revenue for the year ended December 31, 2017. As of December 31, 2017, our non-guarantor subsidiaries had approximately $1,245.5 million of indebtedness and other liabilities including $587.8 million of deferred income tax liabilities, all of which would have been structurally senior to the New Notes and the guarantees.

Changes in interest rates may cause the value of the New Notes to decline.

        Prevailing interest rates will affect the market price or value of the New Notes. The market price or value of the New Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit ratings may change, adversely affecting the market value of the New Notes and our cost of capital.

        There is no assurance that the credit ratings assigned to the New Notes or Yamana will remain in effect for any given period of time or that any such rating will not be revised or withdrawn entirely by a rating agency. Real or anticipated changes in credit ratings assigned to the New Notes will generally affect the market price of the New Notes. In addition, real or anticipated changes in our credit ratings may also affect the cost at which we can access the capital markets.

Upon a change of control triggering event, we may not be able to repurchase all of the New Notes, which would result in a default under the indenture in respect of the New Notes.

        Upon the occurrence of a change of control triggering event, we will be required to offer to repurchase the New Notes at a price of 101% of the aggregate principal amount of the New Notes repurchased plus accrued and unpaid interest. For more information, see "Description of the Notes — Change of Control Repurchase Event." However, we may not have sufficient funds to repurchase the New Notes. In addition, our ability to repurchase New Notes may be limited by law or the terms of other agreements relating to our indebtedness. The failure to make such repurchase would result in a default under the indenture governing the New Notes. A change of control may also require us to make an offer to repurchase certain of our other indebtedness and may give rise to a default under our Credit Agreement and our existing notes. We may not have sufficient funds to repurchase all of the affected indebtedness and repay the amounts owing under our Credit Agreement and our existing notes.

The limited covenants in the indenture governing the New Notes do not and the terms of the New Notes will not provide protection against significant events that could adversely impact your investment in the New Notes.

        The indenture governing the New Notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the New Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

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  restrict our ability to repurchase or prepay our securities; or

  •
  restrict our or our subsidiaries' ability to make investments or to pay dividends or make other payments in respect of our common shares or other securities ranking junior to the New Notes.

        Furthermore, the definition of "Change of Control Repurchase Event" in the indenture governing the New Notes contains only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the New Notes. The indenture also permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the New Notes, and to engage in sale-leaseback arrangements, subject to certain limits.

        As a result of the foregoing, when evaluating the terms of the New Notes, you should be aware that the terms of the indenture do not and the New Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the New Notes.

The New Notes are unsecured.

        The New Notes are unsecured. While the indenture governing the New Notes does contain some restrictions on our ability to incur secured indebtedness, the amount of secured indebtedness that we can incur could be substantial. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the New Notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding involving us.

Fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the New Notes or in respect of such guarantees.

        Certain Canadian, U.S. federal and state, Dutch, Chilean and Brazilian fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes and the incurrence of the guarantees of the New Notes.

        Under Canadian federal bankruptcy laws and comparable provisions of provincial fraudulent conveyance and preferential legislation, payment of money or transfers of property made to a creditor or third party can be attacked as a fraudulent conveyance or preference in circumstances where the party making the payment was insolvent or on the verge of insolvency at the time it entered into the guarantee or entered into the guarantee with the intent to hinder, delay or defraud its creditors. Accordingly, any payment made by such an insolvent guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or a fund for the benefit of the creditors of the guarantor in the event that it is determined to be a fraudulent conveyance or preference. If a court voided a guarantee of the New Notes by one or more of our subsidiaries, or held it unenforceable for any reason, holders of the New Notes would cease to have a claim against such subsidiary based upon its guarantee of the New Notes.

        Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the guarantees could be voided as a fraudulent transfer or conveyance if (1) any of the guarantors, as applicable, issued the New Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the New Notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  any of the guarantors were insolvent or rendered insolvent by reason of the issuance of the New Notes or the incurrence of the guarantees;

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  the incurrence of the guarantees left any of the guarantors with an unreasonably small amount of capital to carry on our business;

  •
  any of the guarantors intended to, or believed that such guarantor would, incur debts beyond such guarantor's ability to pay as they matured; or

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  any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the New Notes.

        If a court were to find that the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under such guarantee or further subordinate such guarantee to our or the applicable guarantors' presently existing and future indebtedness, or require the holders of the New Notes to repay any amounts received with respect to any such guarantee. If it is found that a fraudulent transfer or conveyance has occurred, you may not receive any repayment in respect of the applicable guarantee. Further, if the guarantees are voided, it could result in an event of default with respect to our and our subsidiaries' other debt and that could result in acceleration of such debt.

        We cannot be certain of the standards that a court would use to determine whether or not the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the incurrence of the guarantees would not be further subordinated to any of our guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Although each guarantee will contain a provision that the obligations of the applicable guarantor under its note guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable law, this provision may not be effective to protect the guarantee from being voided under fraudulent transfer law. As a court of equity, the bankruptcy court may subordinate the claims in respect of the New Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of New Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of New Notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

        Under the Dutch law doctrine of actio pauliana or creditors' prejudice, the granting of a guarantee can be nullified upon the initiative of any creditor outside bankruptcy or the receiver in a bankruptcy if (i) the entity granting the guarantee had no obligation to do so (onverplichte rechtshandeling) and (ii) such entity and the other party or parties knew or should have known that the granting of the guarantee would adversely affect the recourse possibilities of present and future creditors and (iii) the granting of the guarantee was effectively prejudicial to the recourse possibilities of certain or all of the creditors. If the guarantee is entered into for no consideration (om niet) or for only a nominal consideration being payable by one of the parties thereto, only the knowledge of the debtor, or in case of bankruptcy the bankrupt entity, needs to be proven. If any of such party's prejudiced creditors invokes the actio pauliana within one year of the date of the guarantee act being granted, Dutch law provides for a rebuttable presumption of knowledge of creditor's prejudice that applies in a number of situations. Furthermore, in case of a bankruptcy of the Company, the bankruptcy receiver may challenge the granting of the guarantee even if it was done on the basis of a prior existing legal obligation to do so (verplichte rechtshandeling), if (i) the guarantee was granted at a time that the beneficiary of such legal act knew that a request for bankruptcy had been filed, or (ii) if such guarantee was granted as a result of deliberation between the parties with a view to give preference to the beneficiary of such guarantee over the debtor's other creditors. Consequently, the validity of any guarantees granted by the guarantor may be challenged and it is possible that such challenge would be successful.

        Under Chilean Reorganization and Liquidation Law (Law 20,720) there are fraudulent conveyance rules or "clawback actions" ("acciones revocatorias") that can be exercised to obtain the annulment of acts or contracts (e.g. a guarantee) executed or performed by the debtor within two years preceding the commencement of reorganization or liquidation procedures, provided the following conditions are demonstrated in court: (i) knowledge by the contracting party of the poor state of the debtor's business; and (ii) that the act or contract causes a damage or alters the equal position the creditors should have in the process. Under the law, it shall be understood that the act or contract causes damage when their terms differ from the prices and conditions that normally prevail in the market for similar transactions at the time of the relevant act or contract. Likewise, the creditor, the liquidator and/or the overseer ("veedor") must file a clawback action with respect to, among others, the following acts executed or contracts entered into by the debtor in the year preceding commencement reorganization and liquidation procedures: (i) any anticipated payment (in any form); (ii) any payment of overdue debt that is not settled in the way provided for by contract to which the parties are subject. If entered into with a related party to the debtor, the aforementioned term shall be of two years. The debtor or the third party contractor will be required to demonstrate that the relevant act or contract did not cause damage to the mass of creditors.

        Under Brazilian law, a fraudulent conveyance consists of a transfer of assets made with the actual intent to hinder, delay or defraud any creditor, with the specific intent to avoid satisfying a specific liability. In general, a fraudulent conveyance may occur (a) in the context of a legal transaction, which is deemed as a civil fraud (fraude contra credores), or (b) in the context of a judicial proceeding intending to enforce the payment of debt, which is deemed as a procedural fraud (fraude à execução). In order to be considered a fraudulent conveyance, it has to be determined that the transfer had the purpose of hindering, delaying and defrauding a creditor, such as in a transfer where adequate consideration was not received. Fraudulent conveyances would be void and cannot be enforced against third parties. In addition, while Brazilian law does not prohibit the granting of guarantees, the guarantee may be unenforceable under Brazilian law in the event that the guarantor were to become subject to bankruptcy. If the guarantee was granted during the period to be determined by the bankruptcy court on a case-by-case basis (often this is set at two years prior to the declaration of bankruptcy), it may be deemed to have been fraudulent and declared void, based upon a determination that the guarantor did not receive fair consideration in exchange for granting the guarantee.

There is currently no established trading market for the New Notes. We cannot assure you that an active trading market for the New Notes will develop.

        The New Notes are a new issue of securities with no established trading market. We currently do not intend to apply to list the New Notes on any securities exchange or to seek their admission to trading on any automated quotation system. We cannot assure you as to the liquidity of the trading market for the New Notes or that an active public market for the New Notes will develop. If an active public trading market for the New Notes does not develop, the market price and liquidity of the New Notes will be adversely affected. See "Plan of Distribution."

Risks Related to the Exchange Offer

If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid.

        Initial Notes that you do not tender or we do not accept will, following the exchange offer, continue to be subject to transfer restrictions, and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Initial Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "Exchange Offer — Terms of the Exchange Offer — Conditions" and "Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering". These procedures and conditions include timely receipt by the exchange agent of such Initial Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from DTCC (as defined herein)).

        Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, we expect that the liquidity of the market for any Initial Notes remaining after the completion of the exchange offer will be substantially limited. Any Initial Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Initial Notes outstanding. Following the exchange offer, if you do not tender your Initial

Notes you generally will not have any further registration rights, and your Initial Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Initial Notes could be adversely affected.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

        Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., Commission no-action letter (June 5, 1991) and Shearman & Sterling, Commission no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your New Notes. In these cases, if you transfer any New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

 EMERGING MARKET ISSUER DISCLOSURE

        In addition to the disclosure set out in the section entitled "Other Disclosure Relating to Ontario Securities Commission Requirements for Companies Operating in Emerging Markets" in the Annual Information Form, the following emerging markets disclosure relates to the Corporation's mineral projects in Brazil, Chile and Argentina (the "EMIR Jurisdictions"), namely the Chapada Mine in Goiás state, Brazil and the Jacobina Mining Complex in Bahia State, Brazil (together, the "Brazilian Projects"); the El Peñón Mine in Northern Chile and the Minera Florida Mine in central Chile (together the "Chilean Projects"); the Gualcamayo Mine in San Juan Province, Argentina, the Cerro Moro Project in Santa Cruz province, Argentina, the Agua Rica Project in Catamarca province, Argentina and the Suyai Project in Cordon de Esquel, Chubut Province, Argentina (together, the "Argentinean Projects" and together with the Brazilian Projects and the Chilean Projects, the "EMIR Assets").

Property Ownership

Brazil

        The Corporation is able to satisfy itself as to its ownership of its property interests in its Brazilian Projects through: (a) the receipt and review of title opinions regarding the Corporation's mineral rights to the Brazilian Projects provided by the Corporation's legal counsel, Machado De Campos E Barreto Advogados, a law firm in Brazil recognized as having expertise in mining law matters; (b) searches conducted in the registry of the National Department of Mineral Production (the Departamento Nacional da Produção Mineral, the "DNPM"), the agency of the Federal Government responsible for controlling and applying the Brazilian Mining Code, in which all applications, grants, transfers and assignments of exploration permits, mining concessions and other evidence of mineral rights to explore the underground are registered and recorded; (c) correspondence with the DNPM pursuant to which exploration plans and detailed reports of work performed and geological and technological studies are required to be submitted; (d) payment to the DNPM in respect of government fees, charges, taxes and annual exploration fees payable on the mineral titles held; (e) review, negotiation and execution of various asset purchase agreements relating to the acquisition/transfer of certain mining titles; (f) the entering into of agreements with certain possessors of surface land covering the majority of the area used in Brazilian Projects; and (g) conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Chile

        The Corporation is able to satisfy itself as to its ownership of its property interests in its Chilean Projects through: (a) the receipt and review of title opinions regarding the Corporation's mineral rights to the Chilean Projects provided by the Corporation's legal counsel, Nuñez Muñoz Y Cia. Ltda. Abogados, a law firm in Chile recognized as having expertise in mining law matters; (b) issuance by the Chilean Agency of Geology and Mining (SERNEGEOMIN) of the mine and plant permits; (c) payment to the TESORERIA General de la Republica in respect of government fees, charges, taxes and annual exploration fees payable on the mineral titles held; (d) review, negotiation and execution of various asset purchase agreements relating to the acquisition/transfer of certain mining titles; (e) the entering into easement, lease and/or purchase agreements with certain possessors of surface land covering the majority of the area used in Chilean Projects; and (f) conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Argentina

        The Corporation is able to satisfy itself as to its ownership of its property interests in its Argentinean Projects through: (a) the receipt and review of title opinions regarding the Corporation's mineral rights to the Argentinean Projects provided by the Corporation's legal counsel, Novoa & Vargas Echegaray; Patricia Inzirillo, Beretta Godoy and Saravia Frías, law firms in Argentina recognized as having expertise in mining law matters; (b) correspondence with the Provincial Mining Ministries pursuant to which exploration plans and detailed reports of work performed and geological and technological studies are required to be submitted; (c) payment to the Federal Administration of Public Revenue and Provincial Revenue Agencies in respect of government fees, charges, taxes and annual exploration fees payable on the mineral titles held; (d) review, negotiation and execution of various asset purchase agreements relating to the acquisition/transfer of certain mining titles; (e) the entering into of easement, lease and /or purchase agreements with certain possessors of surface land covering the majority of the area used in Argentinean Projects; and (f) conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Permits, Licenses and Regulatory Approvals

        The following disclosure describes the material permits, business licenses or other regulatory approvals that are required for the Corporation to be able to carry out its business operations in Brazil, Chile and Argentina as currently conducted, through a subsidiary or a controlled company, and the Corporation has satisfied itself that it has all required permits, business licenses and other regulatory approvals to carry out its business, as currently conducted, in the EMIR Jurisdictions by conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Brazil

  •
  Registration of Brazilian subsidiaries and their foreign shareholders with the Central Bank of Brazil ("BACEN") and compliance with regulations regarding foreign direct investment. In particular, all international transfers of funds or foreign direct investments related to the Brazilian subsidiaries (including their shares) must be registered with BACEN. All such registrations have been completed by the Brazilian Entities (as defined below) and their respective shareholders.

  •
  Registration of Brazilian subsidiaries with the boards of trade of the states in which such subsidiary is incorporated and any state in which the subsidiary has a branch office. A board of trade is a governmental authority responsible for the approval, registration, filing and publication of certain corporate information and functions as the Brazilian registry of commerce. The Brazilian Entities are incorporated in the states of Goiás and Bahia, and have branch offices in the states of Minas Gerais and Pernambuco and are therefore registered with the boards of trade of these states.

  •
  Appointment of a legal representative of the Brazilian subsidiary who is resident in Brazil, to act on behalf of the Brazilian subsidiary's foreign shareholder, including receiving service of process and subpoenas. A power of attorney or equivalent document in respect of such appointment must be filed with the board of trade of the state in which a Brazilian subsidiary is incorporated. The document appointing such representative must be apostilled in jurisdictions in which this is possible or certificated by the Brazilian consulate in the foreign shareholder's jurisdiction of residence or incorporation, where appostiling is not permitted and translated into Portuguese by an official translator. In the case of the Brazilian Entities, one or more Brazilian residents or foreigners with permanent residence in Brazil has been appointed to act as the legal representative on behalf of the Corporation.

  •
  Registration with the federal, municipal and state revenue authorities (with registration at the municipal and state authorities to be made in every city and state in which the Brazilian subsidiary has a head or branch office). In the case of the Corporation, Chapada Subco (as defined below) is registered in Alto Horizonte, Nova Lima and São José do Egito and Jacobina Subco (as defined below) is registered in Jacobina.

  •
  Obtaining a "functioning permit" issued by the local department, as well as a "fire department certificate" issued by the local fire department in each jurisdiction in which a Brazilian subsidiary has a head or branch office. In the case of the Corporation, Chapada Subco holds a permit from the state of Goiás and Jacobina Subco holds a permit from the state of Bahia.

  •
  Obtaining a (i) "preliminary license", (ii) an "installation license", and (iii) an "operating license", all of which are typically issued by the state environmental agency in the states of Bahia and Goiás, as applicable to each of the Brazilian Entities. The Corporation's operations are licensed by environmental authorities pursuant to the necessary preliminary installation and operating licenses.

  •
  Obtaining exploration licenses and mining concessions, as the case may be, each to be granted, respectively, by the DNPM and by the Ministry of Mines and Energy.

Chile

  •
  Environmental Impact Study approval by the Environmental Assessment Agency (SEA);

  •
  Compliance with the Mining Safety Regulation and Environmental Protection Law which are administered by the National Geological and Mining Service and the National Environmental Commission;

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  Water Use Rights duly registered in documents available for public examination in public records indicating that both Surface Water Use Rights and Underground Water Use Rights are in good standing, legally registered in the name of the Chilean Entities (as defined below), free of mortgages, encumbrances, prohibitions, injunctions and litigation;

  •
  Surface properties and surface property rights such as easements and occupation rights duly registered in documents available for public examination in public records at the corresponding Property Registrar, indicating that such rights are in good standing, legally registered in the name of the Chilean, free of mortgages, encumbrances, prohibitions, injunctions and litigation;

  •
  Legal constitution of exploration and exploitation mining concessions (the "Mining Concessions") granted by judicial resolutions through non discretional and non-contentious judicial proceedings;

  •
  Mining Concessions duly registered in documents available for public examination in public records at the registry of the corresponding mining registrar (the "Mining Registrar"), the agency responsible for due registration of Mining Concessions according to the requirements of the Chilean mining legislation, in which all grants, transfers and assignments of Mining Concessions and other evidence of mineral rights to explore, exploit mineral properties are registered;

  •
  Payment of the annual mining license fee of the Mining Concessions.

Argentina

  •
  Environmental Impact Study approval by the Environmental Assessment Agency (SEA);

  •
  Compliance with the Mining Safety Regulation and Environmental Protection Law which are administered by Local Government (Mining and Environment Ministries);

  •
  Water Use Rights duly registered in documents available for public examination in public records indicating that both Surface Water Use Rights and Underground Water Use Rights are in good standing, legally registered in the name of the Argentinean Entities (as defined below), free of mortgages, encumbrances, prohibitions, injunctions and litigation;

  •
  Surface properties and surface property rights such as easements and occupation rights duly registered in documents available for public examination in public records at the corresponding Property Registrar, indicating that such rights are in good standing, legally registered in the name of the Argentinean, free of mortgages, encumbrances, prohibitions, injunctions and litigation;

  •
  Legal constitution of exploration and exploitation mining concessions (the "Mining Concessions") granted by administrative resolutions;

  •
  Mining Concessions duly registered in documents available for public examination in public records at the registry of the corresponding mining registrar (the "Mining Registrar"), the agency responsible for due registration of Mining Concessions according to the requirements of the Argentinean mining legislation, in which all grants, transfers and assignments of Mining Concessions and other evidence of mineral rights to explore, exploit mineral properties are registered;

  •
  Payment of the annual mining license fee of the Mining Concessions.

Foreign Subsidiaries

        The Corporation holds its ownership in the EMIR Assets through local subsidiary companies in each EMIR Jurisdiction (the "Foreign Operating Entities"). The Foreign Operating Entities consist of the Chapada Subco, the Jacobina Subco, the El Peñon Subco, the Minera Florida Subco, the Gualcamayo Subco, the Cerro Moro Subco, the Agua Rica Subco and the Suyai Subco, all as described below.

Brazil

        The Chapada Mine is owned by the Corporation's wholly-owned indirect subsidiary, Mineração Maracá Industria e Comércio S.A. (the "Chapada Subco"), a company existing under the laws of Brazil. The Jacobina Mine is owned by the Corporation's wholly-owned indirect subsidiary, Jacobina Mineração e Comércio Ltda. (the "Jacobina Subco" and, together with the Chapada Subco, the "Brazilian Entities"), a company existing under the laws of Brazil.

        The "Chapada Subco" is incorporated as a joint-stock company (called "sociedade por ações") which must be organized by at least two shareholders (Yamana Brazil Holdings B.V. and Yamana International Holdings Cooperatie U.A.). The "Jacobina Subco" is incorporated as a limited liability company (called a "limitada" or "Ltda.") which must be organized by at least two quotaholders (Yamana Jacobina Holdings B.V. and Yamana International Holdings Cooperatie U.A.) However, the Corporation nevertheless controls each of the Brazilian Entities and has the power and capacity to cause such subsidiaries to carry on their business in accordance with the Corporation's instructions.

        The Corporation controls the Brazilian Entities by virtue of common management and by its ownership of a majority (currently more than 99.9%) of the shares or quotas issued by such entities, as applicable.

        The Corporation, by virtue of its ability to control the Brazilian Entities in the manner described above, can remove and appoint its Brazilian subsidiaries' officers in a straightforward manner. Generally, officers can be removed by way of a simple communication stating that such officer is being removed from his or her position, and an associated filing with the applicable board of trade. Where a director is nominated in a Brazilian subsidiary's articles of association, such director may only be removed by way of an amendment to the articles. In the case of the Brazilian Entities, only the Corporation may amend each subsidiary's articles of association, and it may do so without having to obtain the consent of third parties, so long as the amendment complies with the applicable Brazilian law.

Chile

        The El Peñon Mine is owned by the Corporation's wholly owned indirect subsidiary, Minera Meridian Ltda.("El Peñon Subco"), a company existing under the laws of Chile. The Minera Florida Mine is owned by the Corporation's wholly-owned indirect subsidiary, Minera Florida Ltda. (the "Minera Florida Subco" and, together with the El Peñón Subco, the "Chilean Entities"), a company existing under the laws of Chile.

        The delegates of the Chilean Entities, include members of the board of directors of the Corporation (the "Board"), the Corporation and the Chilean Entities have common management and the Corporation is the indirect sole shareholder of El Peñon Subco and Minera Florida Subco, through its wholly-owned direct subsidiary, Minera Yamana Chile SpA. The Corporation, as the indirect sole shareholder of the Chilean Entities, can also resolve in a short period of time to remove delegates by a written resolution of the sole shareholder and the registration of same with the Registry of Commerce and can remove officers by way of simple communication that such officer is being removed from his/her position. Finally, the supreme authority for Chilean corporations are the shareholders (who can function through unanimous written resolutions or through meetings). The shareholders can, therefore, act directly in making management decisions and can overrule any decisions made by the board of directors of the Chilean Entities.

Argentina

        The Gualcamayo Mine is owned by the Corporation's wholly owned indirect subsidiary, Minas Argentinas S.A. ("Gualcamayo Subco"), a company existing under the laws of Argentina. The Cerro Moro Project is owned by the Corporation's wholly owned indirect subsidiary, Estelar Resources Ltd. S.A. ("Cerro Moro Subco"), a company existing under the laws of Argentina. The Agua Rica Project is owned by the Corporation's wholly owned indirect subsidiary, Minera Agua Rica Sucursal ("Agua Rica Subco"), a company existing under the laws of Argentina. The Suyai Project is owned by the Corporation's wholly-owned indirect subsidiary, Suyai del Sur, S.A,. (the "Suyai Subco" and, together with the Gualcamayo Subco, the Cerro Moro Subco and the Agua Rica Subco, the "Argentinean Entities"), a company existing under the laws of Argentina.

        There are common directors on both the Board and the board of directors of the Argentinean Entities and the Corporation and the Argentinean Entities have common management. The Corporation is the indirect sole shareholder of the Argentinean Entities through various wholly-owned direct subsidiaries. The Corporation, as the indirect sole shareholder of the Argentinean Entities, can also resolve in a short period of time to remove directors by a written resolution of the sole shareholder and the registration of same in the Commercial Public Register of each jurisdiction and can remove officers by way of simple communication that such officer is being removed from his/her position. Note, however, that if the Argentinean Entity had granted a power of attorney to the officer, a public notary must revoke such power and notify the officer formally of such revocation. Finally, the supreme authority for Argentinean corporations are the shareholders (who can function through unanimous written resolutions or through meetings). The shareholders can therefore act directly in making management decisions and can overrule any decisions made by the board of directors of the Argentinean Entities.

EXCHANGE OFFER

Terms of the Exchange Offer

General

        In connection with the issuance of the Initial Notes, we entered into a registration rights agreement, dated as of December 4, 2017, with the initial purchasers of the Initial Notes, providing for the issuance of New Notes in exchange for a like aggregate principal amount of Initial Notes. The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes will be registered under the Securities Act, and therefore will not contain restrictions on transfer, will not contain certain provisions relating to additional interest, will bear a different CUSIP number from the Initial Notes and will not entitle their holders to registration rights. You should read the description of the New Notes in the section in this prospectus entitled "Description of the Notes and Guarantees." We also refer you to the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Under the registration rights agreement, we agreed to use our commercially reasonable efforts to cause to become effective under the Securities Act, on or prior to 420 days after the closing of the offering of the Initial Notes, the registration statement of which this prospectus is a part with respect to a registered offer to exchange the Initial Notes for New Notes. We will keep the exchange offer open for at least 20 business days (or longer if required by law) after the date notice of the exchange offer is sent to holders of the Initial Notes.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New Notes will be issued in exchange for a like aggregate principal amount of outstanding Initial Notes accepted in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all holders as of the date of this prospectus. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "— Conditions."

        Initial Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to Citibank, N.A., the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

        Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of Yamana or any guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  such New Notes are acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

  •
  such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

        We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and we cannot assure you that the staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

        By tendering Initial Notes in exchange for New Notes and executing the letter of transmittal, each holder will represent to us that:

  •
  any New Notes to be received by it will be acquired in the ordinary course of business;

  •
  it has no arrangements or understandings with any person to participate in the distribution of the Initial Notes or New Notes within the meaning of the Securities Act; and

  •
  it is not an "affiliate," as defined in Rule 405 under the Securities Act, of either Yamana or any guarantor.

        If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

        Upon consummation of the exchange offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for New Notes in the exchange offer will no longer be entitled to registration rights or certain payments of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the Initial Notes.

Expiration Date; Extensions; Amendments; Termination

        The expiration date shall be June 4, 2018 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.

        To extend the expiration date, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement will state that we are extending the exchange offer for a specified period of time.

        We expressly reserve the right:

  •
  to delay acceptance of any Initial Notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under "— Conditions" shall have occurred and shall not have been waived prior to the expiration date, by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Initial Notes.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and we will extend the exchange offer for a period of five to ten business days. Without limiting the manner in which we may choose to make public the announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

        The New Notes will accrue interest at the rate of 4.625% per annum. The New Notes will accrue interest from and including the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor; provided that if Initial Notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the New Notes received in exchange therefor will accrue from the date of such interest payment. Interest on the New Notes is payable on June 15 and December 15, beginning on June 15, 2018. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Absence of Dissenter's Rights of Appraisal

        Holders of the Initial Notes do not have any dissenter's rights of appraisal in connection with the exchange offer.

Procedures for Tendering

        To tender you Initial Notes in this exchange offer, you must use one of the three alternative procedures described below:

  (1)
  Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the Initial Notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

  (2)
  Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your Initial Notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "— Book-Entry Transfer" below, on or before 5:00 p.m., New York City time, on the expiration date.

  (3)
  Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "— Guaranteed Delivery Procedures" below.

        The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to us. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial

Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an eligible institution.

        If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. We will not waive any condition of the exchange offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the Initial Notes were issued:

  •
  to purchase or make offers for any Initial Notes that remain outstanding subsequent to the expiration date or, as described under "— Conditions," to terminate the exchange offer,

  •
  to redeem Initial Notes as a whole, or in part, at any time and from time to time, as described under "Description of the Notes and Guarantees — Optional Redemption," and

  •
  to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us, or an affiliate of ours, to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

Acceptance of Initial Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, all Initial Notes properly tendered will be accepted promptly after the expiration date and the New Notes will be issued promptly after acceptance of the Initial Notes. See "— Conditions." For purposes of the exchange offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent.

        For each Initial Note accepted for exchange, the holder of such Initial Note will receive a New Note having a principal amount equal to that of the surrendered Initial Note.

        In all cases, issuance of New Notes for Initial Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such Initial Notes into the exchange agent's account at the applicable book-entry transfer facility,

  •
  a properly completed and duly executed letter of transmittal, and

  •
  all other required documents.

        If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.

Book-Entry Transfer

        The exchange agent has established an account with respect to the Initial Notes at the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the letter of transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Exchanging Book-Entry Notes

        The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility's Automated Tender Offer Program ("ATOP") procedures to tender Initial Notes.

        Any participant in the book-entry transfer facility may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

        If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

  (1)
  sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

  (2)
  states that the tender is being made thereby; and

  (3)
  guarantees that within three New York Stock Exchange ("NYSE"), trading days after the date of execution of the notice of guaranteed delivery, or a book-entry confirmation, as the case may be, and any other documents required by the letter transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

        Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the Initial Notes to be withdrawn;

  •
  identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

  •
  in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Initial Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

  •
  contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustees with respect to the Initial Notes in the name of the person withdrawing the tender; and

  •
  specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with the book-entry transfer facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under "— Procedures for Tendering" and "— Book-Entry Transfer" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

        We will complete this exchange offer only if:

  1.
  there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

  2.
  there is no change in the current interpretation of the staff of the Commission which permits resales of the New Notes, and

  3.
  there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our New Notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose.

        These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

        If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

  1.
  refuse to accept and return to their holders any Initial Notes that have been tendered,

  2.
  extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

  3.
  waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "— Expiration Date; Extensions; Amendments; Termination."

Exchange Agent

        Citibank, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.

Fees and Expenses

        The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        Subject to the following sentence, we will pay all transfer taxes applicable to the exchange of Initial Notes pursuant to the exchange offer. If, however, (a) New Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, (b) if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or (c) if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

        Holders of Initial Notes who do not exchange their Initial Notes for New Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the Initial Notes under the Securities Act. To the extent that Initial Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See "Risk Factors — If you fail to exchange your Initial Notes, they will continue to be restricted securities and may become less liquid."

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing New Notes, we will receive in exchange Initial Notes of like principal amount, the terms of which are identical in all material respects to the New Notes. Initial Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness and will evidence the same continuing indebtedness as the Initial Notes. We have agreed to bear all fees and expenses related to the exchange offer. No underwriter is being used in connection with the exchange offer.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Yamana's ratio of earnings to fixed charges for the periods indicated below was as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2013(1)	2014(1)	2015(1)	2016(1)	2017(1)	2017(2)	2018(1)
Ratio of earnings to fixed charges	—	—	—	—	—	0.03	—

(1)
Due to our loss for the years ended December 31, 2013, 2014, 2015, 2016 and 2017 and the three month period ended March 31, 2018, the ratio was negative for these periods. In order to achieve a ratio of 1:1 as at December 31, 2013, 2014, 2015, 2016 and 2017 and as at March 31, 2018, Yamana would need additional earnings of $441.7 million, $1,038.7 million, $2,766.0 million, $600.6 million, $326.6 million and $135.6 million, respectively. The losses for these periods included the effect of net impairments of mineral properties and/or goodwill of $682.3 million, $904.3 million, $2,595.3 million, $615.1 million, $356.5 million and $174.0 million, respectively.

(2)
Gives effect to the retroactive adoption of IFRS 9.

 CONSOLIDATED CAPITALIZATION

        The following table sets forth our cash and cash equivalents and consolidated capitalization as at March 31, 2018. The table below (which reflects financial information which was derived from financial statements prepared in accordance with IFRS) should be read in conjunction with our audited annual consolidated financial statements and our interim consolidated financial statements as at March 31, 2018, including the notes thereto and the related Management's Discussion and Analysis, which are incorporated by reference herein. Our cash and cash equivalents and consolidated capitalization will not change as a result of the exchange offer.

As at March 31, 2018
($ millions)
Cash and cash equivalents(1)	$132.5

Long-term debt:
Revolving credit facility	$172.2
6.97% Series C Senior Notes due 2019(2)	—
3.89% Series A Senior Notes due 2018(2)	—
4.36% Series B Senior Notes due 2020(2)	83.9
4.76% Series C Senior Notes due 2022(2)	192.0
4.91% Series D Senior Notes due 2024(2)	135.2
3.64% Series A Senior Notes due 2018(2)	35.0
4.78% Series B Senior Notes due 2023(2)	260.2
4.95% Senior Notes due 2024(2)	496.3
Initial Notes(2)	296.9
Debt from 50% interest in Canadian Malartic	2.9

Total debt(3)	1,674.6
Shareholders' equity(4)	4,134.7

Total capitalization	$5,809.3

(1)
Excludes $17.5 million of cash and cash equivalents held by Brio Gold, and includes $3.2 million of cash and cash equivalents held by Gualcamayo which is classified as an asset held for sale.

(2)
Net of unamortized debt issuance costs.

(3)
Excludes $72.8 million of indebtedness outstanding as of March 31, 2018, on Brio Gold's $75 million revolving term senior secured credit facility (the "Brio Gold Facility"). The Brio Gold Facility was entered into on December 21, 2016, and the lenders thereunder have no recourse to Yamana Gold Inc.

(4)
Excludes $(17.2) million of equity as of March 31, 2018, attributable to our non-controlling interests in Agua De La Falda S.A. and Brio Gold.

 EARNINGS COVERAGE

        The following earnings coverage ratios are calculated on a consolidated basis using financial information prepared in accordance with IFRS for the twelve-month periods ended December 31, 2017 and March 31, 2018 and are based, respectively, on audited and unaudited financial information which was derived from our financial statements.

        Our interest requirements on our consolidated long-term and revolving debt were $85.3 million for the twelve months ended December 31, 2017, which includes $11.3 million of capitalized interest and excludes interest requirements attributable to minority interests in consolidated subsidiaries. Our loss before interest expense and income taxes attributed to common shareholders for the twelve months ended December 31, 2017 was $234.3 million, which is (2.7) times our interest requirements for this period. Due to our loss for the year ended December 31, 2017, the earnings coverage ratio was negative for this period. The loss for the year ended December 31, 2017 included the effect of impairments of operating and non-operating mineral properties of $256.9 million and $99.6 million, respectively.

        Our interest requirements on our consolidated long-term and revolving debt were $100.2 million for the twelve months ended March 31, 2018, which includes $10.9 million of capitalized interest and $14.7 million of a one-time fixed fee on early extinguishment of debt, and excludes interest requirements attributable to minority interests in consolidated subsidiaries. Our loss before interest expense and income taxes attributed to common shareholders for the twelve months ended March 31, 2018 was $331.2 million, which is (3.3) times our interest requirements for this period. The loss for the twelve months ended March 31, 2018 included the effect of impairments of operating and non-operating mineral properties of $359.9 million and $170.6 million, respectively.

        In order to achieve an earnings coverage ratio of 1:1 as at December 31, 2017, Yamana would need additional earnings before interest and income taxes of $319.6 million. In order to achieve an earnings coverage ratio of 1:1 as at March 31, 2018, Yamana would need additional earnings before interest and income taxes of $431.4 million.

 DESCRIPTION OF OTHER INDEBTEDNESS

        The following is a summary of certain provisions of the instruments evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Credit Facilities

        Our interest requirements on our consolidated long-term and revolving debt were $85.3 million for the twelve months ended December 31, 2017 (including amounts capitalized during the period and excluding interest requirements attributable to minority interests in consolidated subsidiaries). Our loss before interest expense and income taxes attributed to common shareholders for the twelve months ended December 31, 2017 was $234.3 million which is (2.7) times our interest requirements for this period. Due to our loss for the year ended December 31, 2017, the earnings coverage ratio was negative for this period. The loss for the year ended December 31, 2017 included the effect of impairments of operating and non-operating mineral properties of $256.9 million and $99.6 million, respectively.

        We entered into an amended and restated credit agreement dated February 29, 2012 (as amended, the "Credit Agreement") pursuant to which a syndicate of financial institutions granted to us a $1.0 billion revolving term credit facility maturing on September 30, 2021 (the "Credit Facility"). Credit under the Credit Facility is available by way of Base Rate Canada Loans or LIBOR Loans at the customary reference rates plus an applicable margin that ranges from 0.20% to 1.25% per annum, in the case of Base Rate Canada Loans, and 1.20% to 2.25% per annum, in the case of LIBOR Loans, depending on the Company's credit ratings. The Credit Facility is payable in full on its maturity date. Each year, we may request that the Credit Agreement be amended to extend the maturity date by one year. Borrowings under the Credit Facility may be used for general corporate purposes, including acquisitions. If we sell certain assets or ownership interests in certain material operating subsidiaries, the net proceeds thereof must be used to prepay outstanding obligations under the Credit Facility. The Credit Facility is guaranteed by certain material subsidiaries, each of which will be a guarantor in the notes offered hereby (the "Credit Facility Guarantors"). The Credit Agreement contains affirmative and negative covenants, including those that restrict, among other things and subject to certain specified exceptions, our ability and certain of our subsidiaries' ability to (i) incur additional indebtedness; (ii) grant security interests and other encumbrances on our or their property; (iii) enter into corporate or capital reorganizations; (iv) carry on any business, other than mining and related activities; (v) sell or otherwise dispose of any material property; (vi) pay or declare dividends or make other distributions or payments in respect of our or their shares; (vii) make acquisitions or investments, other than in the ordinary course of business; and (viii) enter into transactions with affiliates. Pursuant to the Credit Agreement, we must maintain: (i) a ratio of our total debt to our earnings before interest, taxes, depreciation and amortization of less than or equal to 3.5:1 and (ii) a ratio of net total debt to tangible net worth of less than or equal to 0.75:1. The Credit Agreement also contains certain events of default. As of December 31, 2017, we were in compliance with the covenants under the Credit Agreement.

Note Purchase Agreements

        We entered into a note purchase agreement dated December 18, 2009 (the "2009 Note Purchase Agreement") pursuant to which we issued and sold senior unsecured notes in an aggregate principal amount of $270,000,000 of which $15,000,000 are 5.53% Series A Senior Notes due December 21, 2014 (the "2009 Series A Notes"), $73,500,000 are 6.45% Series B Senior Notes due December 21, 2016 (the "2009 Series B Notes") and $181,500,000 are 6.97% Series C Senior Notes due December 21, 2019 (the "2009 Series C Notes"). The 2009 Series A Notes and the 2009 Series B Notes were fully repaid on December 21, 2014 and December 21, 2016, respectively. We may prepay the 2009 Series C Notes at any time provided we pay a make whole payment to the holders. The 2009 Series C Notes are also guaranteed by the Credit Facility Guarantors. The covenants, including the financial covenants, and events of default under the 2009 Note Purchase Agreement and the 2009 Series C Notes are similar to the covenants and events of default under the Credit Agreement, except for the additional covenant, included in the 2009 Note Purchase Agreement, to maintain a minimum of $2.3 billion of tangible net worth. The Credit Agreement does not include a tangible net worth covenant.

        We entered into a note purchase agreement dated March 23, 2012 (the "2012 Note Purchase Agreement") pursuant to which we issued and sold senior unsecured notes in an aggregate principal amount of $500,000,000, of which $75,000,000 are 3.89% Series A Senior Notes due March 23, 2018 (the "2012 Series A Notes"), $85,000,000 are 4.36% Series B Senior Notes due March 23, 2020 (the "2012 Series B Notes"), $200,000,000 are 4.76% Series C Senior Notes due March 23, 2022 (the "2012 Series C Notes") and $140,000,000 are 4.91% Series D Senior Notes due March 23, 2024 (together with the 2012 Series A Notes, the 2012 Series B Notes and the 2012 Series C Notes, the "2012 Notes"). We may prepay the 2012 Notes at any time provided we pay a make whole payment to the holders. The 2012 Notes are also guaranteed by the Credit Facility Guarantors. The covenants, including the financial covenants, and events of default under the 2012 Note Purchase Agreement and the 2012 Notes are similar to the covenants and events of default under the 2009 Note Purchase Agreement, and are similar to the covenants and events of default under the Credit Agreement, except for the additional covenant, included in the 2012 Note Purchase Agreement, to maintain a minimum of $2.3 billion of tangible net worth. The Credit Agreement does not include a tangible net worth covenant. The 2012 Series A Notes were fully repaid on March 23, 2018.

        We entered into a note purchase agreement dated June 10, 2013 (the "2013 Note Purchase Agreement") pursuant to which we issued and sold senior unsecured notes in an aggregate principal amount of $300,000,000, of which $35,000,000 are 3.64% Series A Senior Notes due June 10, 2018 (the "2013 Series A Notes") and $265,000,000 are 4.78% Series B Senior Notes due June 10, 2023 (together with the 2013 Series A Notes, the "2013 Notes"). We may prepay the 2013 Notes at any time provided we pay a make whole payment to the holders. The 2013 Notes are also guaranteed by the Credit Facility Guarantors. The covenants, including the financial covenants, and events of default under the 2013 Note Purchase Agreement and the 2013 Notes are similar to the covenants and events of default under the 2009 Note Purchase Agreement and the 2012 Note Purchase Agreement, and are similar to the covenants and events of default under the Credit Agreement, except for the additional covenant, included in the 2013 Note Purchase Agreement, to maintain a minimum of $2.3 billion of tangible net worth. The Credit Agreement does not include a tangible net worth covenant.

2014 Senior Notes

        On June 30, 2014, the Company issued $500 million aggregate principal amount of 4.95% Senior Notes due 2024 (the "2014 Notes"). The 2014 Notes are governed by the indenture (as defined below), as supplemented by the first supplemental indenture dated as of June 30, 2014, and are our unsecured, unsubordinated obligations. We may prepay the 2014 Notes at any time provided we pay a make whole payment to the holders. The 2014 Notes are also guaranteed by the Credit Facility Guarantors. The covenants and events of default under the 2014 Notes are substantially similar to the covenants and events of default under the New Notes.

DESCRIPTION OF THE NOTES AND GUARANTEES

        The following description is a summary of the material provisions of the New Notes, the guarantees and the indenture, dated as of June 30, 2014, as supplemented by the fourth supplemental indenture dated as of December 4, 2017 (collectively, the "indenture"). It does not purport to be complete and is qualified in its entirety by the indenture, because the indenture, and not this description, defines your rights as a holder of the Notes. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should refer to all the provisions of the indenture, including the definition of certain terms used therein. Terms used herein that are otherwise not defined shall have the meanings given to them in the indenture. Such defined terms shall be incorporated herein by reference. In this section the terms "Yamana," "we," "our," and "us" refer only to Yamana Gold Inc. and not to any of its subsidiaries.

General

        The Initial Notes were issued under the indenture in an aggregate principal amount of $300,000,000. The New Notes are unsecured, unsubordinated obligations of Yamana evidencing the same continuing indebtedness as the Initial Notes and will mature on December 15, 2027. The New Notes will bear interest at the rate of 4.625% per annum from and including the most recent interest payment date to which interest has been paid or provided for, or if no interest has been paid or provided for, from December 4, 2017. Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2018, to the persons in whose names the New Notes are registered at the close of business on the preceding June 1 or December 1, as the case may be. All New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        If interest or principal on the New Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, we will make the payment on the next business day, and no interest will accrue as a result of the delay in payment.

        Interest on the New Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months.

        The New Notes will be payable at the office of the paying agent maintained by us for such purpose which initially will be the office or agency of the securities administrator. New Notes may be presented for exchange or registration of transfer at the office of the registrar, which initially will be such office of the securities administrator. We will not charge a service fee for any registration of transfer or exchange of the New Notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

        The New Notes will not be entitled to the benefits of any sinking fund.

Guarantees

        Each of our subsidiaries that is a guarantor under our Credit Agreement will fully and unconditionally guarantee the payment of principal and interest on the New Notes. Our subsidiaries that will not be guarantors of the New Notes generated approximately $403.0 million of revenue for the year ended December 31, 2017.

        The indenture limits the obligations of each guarantor under its guarantee of the New Notes to an amount not to exceed the maximum amount that can be guaranteed by such guarantor by law or without resulting in its obligations under such guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

Additional Guarantees

        Yamana shall cause any subsidiary that in the future becomes a guarantor under the Credit Agreement, to become a guarantor of the New Notes.

Release of Guarantees

        Under the indenture, a guarantor will be released and relieved of its obligations under its guarantee in respect of the New Notes, and such guarantee will be terminated, upon our written request (without the consent of the trustee or the securities administrator) (i) if the guarantor is no longer a guarantor or otherwise an obligor under the Credit Agreement or will be released and relieved of its obligations under the Credit Agreement concurrently with the release of the guarantee of the New Notes and (ii) upon satisfaction and discharge of the indenture or defeasance or covenant defeasance in accordance with the terms of the indenture.

Further Issuances

        We may from time to time without notice to, or the consent of, the holders of the New Notes, create and issue additional New Notes under the indenture, equal in rank to the outstanding New Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the New Notes, or except, in some cases, for the first payment of interest following the issue date of the New Notes) so that the New Notes may be consolidated and form a single series with the outstanding New Notes, and have the same terms as to status, redemption and otherwise as New Notes provided that, if the additional notes are not fungible with the outstanding New Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Ranking

        The New Notes will be our and each guarantor's senior obligations and will rank equally with all of our and each guarantor's other senior unsubordinated Indebtedness from time to time outstanding. The New Notes will be structurally subordinated to all Indebtedness and other liabilities of our subsidiaries that are not guarantors, and will be effectively subordinated to any secured Indebtedness and other secured liabilities of ours or any guarantor to the extent of the assets securing such Indebtedness and other liabilities.

Optional Redemption

        Prior to September 15, 2027 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the New Notes called for redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes called for redemption that would be due if the New Notes to be redeemed matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points, plus, in each case, accrued interest thereon to, but not including, the date of redemption.

        On or after September 15, 2027 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued interest thereon to, but not including, the date of redemption.

Redemption Procedures

        We will give you at least 10 days (but not more than 60 days) prior notice of any redemption. If less than all of the New Notes are redeemed, the securities administrator will select the New Notes to be redeemed by a method determined by the securities administrator to be fair and appropriate and in accordance with the procedures of DTCC.

        On or before 10:00 a.m., New York City time, on the redemption date, we will deposit with the securities administrator money sufficient to pay the redemption price and accrued interest on the New Notes to be redeemed on such date. On and after the redemption date, interest will cease to accrue on any New Notes that have been called for redemption (unless we default in the payment of the redemption price and accrued interest). The redemption price will be calculated by the Independent Investment Banker, as provided below, and we, the trustee, the securities administrator and any paying agent for the New Notes will be entitled to conclusively rely on such calculation.

        If notice of redemption has been given as provided in the indenture and funds for the redemption of the New Notes called for redemption have been made available on the redemption date referred to in such notice, such New Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the New Notes will be to receive payment of the redemption price plus accrued interest to, but not including, the date of redemption.

        For purposes of the discussion of optional redemption, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the New Notes to be redeemed (assuming, for this purpose, the New Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such New Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Par Call Date" means September 15, 2027, the date that is three months prior to the maturity date of the New Notes.

        "Reference Treasury Dealer Quotations" means, with respect to any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by a Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, or their respective affiliates which are primary U.S. government securities dealers, and three other primary U.S. government securities dealers in the United States (each a "primary treasury dealer") selected by us, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary treasury dealer, we shall substitute another primary treasury dealer.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Change of Control Repurchase Event

        If a Change of Control Repurchase Event occurs with respect to the New Notes, unless we have exercised our right to redeem the New Notes as described above, we will be required to make an offer to each holder of the New Notes to repurchase all or any part (in multiples of $1,000 with no note of a principal amount of $2,000 or less purchased in part) of that holder's New Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased plus any accrued and unpaid interest on the New Notes repurchased to, but not including, the date of repurchase.

        Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control but after the public announcement of the Change of Control, we will mail a notice to each holder, with a copy to the trustee and the securities administrator, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the New Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the New Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the New Notes by virtue of such conflict.

        On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

  (1)
  accept for payment all New Notes or portions of the New Notes properly tendered pursuant to our offer;

  (2)
  deposit with the trustee or the securities administrator, as the paying agent, as applicable, an amount equal to the aggregate purchase price in respect of all New Notes or portions of the New Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee or the securities administrator, as the paying agent, as applicable, the New Notes properly accepted, together with an officer's certificate stating the aggregate principal amount of the New Notes being purchased by us.

        The trustee or the securities administrator, as the paying agent, as applicable, will promptly pay to each holder of the New Notes properly tendered the purchase price for the New Notes, and the securities administrator, as the authenticating agent, will promptly authenticate and deliver to each holder a new note equal in principal amount to any unpurchased portion of any New Notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000.

        We will not be required to make an offer to repurchase the New Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all New Notes properly tendered and not withdrawn under its offer.

        Prior to the occurrence of a Change of Control Repurchase Event, the provisions under the indenture relating to our obligation to make an offer to repurchase upon a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes.

        For purposes of the foregoing discussion of an offer to repurchase, the following definitions are applicable:

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or one of our subsidiaries;

  (2)
  the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

  (3)
  we consolidate, amalgamate, or enter into a statutory plan of arrangement with, or merge with or into, any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction;

  (4)
  the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or

  (5)
  the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of such ultimate parent holding company, measured by voting power rather than number of shares.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our and our subsidiaries' assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require us to make an offer to repurchase such holder's New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries' assets taken as a whole to another person or group may be uncertain.

        "Change of Control Repurchase Event" means each of the Rating Agencies during the trigger period (as defined below) downgrade their ratings of the New Notes by at least one "notch" and, following such downgrades, the New Notes are rated below Investment Grade by each of the Rating Agencies on any date during the 60 day period (the "trigger period") (which trigger period shall be extended so long as the rating of the New Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of the (1) public announcement by Yamana of any Change of Control (or pending Change of Control) and (2) consummation of such Change of Control. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who was nominated for election, elected or appointed to such board of directors with the approval of a majority of members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's and S&P; provided, that if either Moody's or S&P ceases to rate the New Notes or fails to make a rating of the New Notes publicly available for any reason that is beyond our control, we may select (as certified by a resolution of our board of directors) a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors.

        "Voting Stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The Change of Control Repurchase Event feature of the New Notes may in certain circumstances make more difficult or discourage a sale or takeover of Yamana and, therefore, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the New Notes, but that could substantially increase the amount of indebtedness outstanding at such time or otherwise adversely affect our capital structure or credit ratings on the New Notes.

        We may not have sufficient funds to repurchase all the New Notes tendered for repurchase upon a Change of Control Repurchase Event. See "Risk Factors."

Certain Covenants

        Set forth below is a summary of certain of the defined terms used in the indenture. We urge you to read the indenture for the full definition of all such terms.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (1) all current liabilities (excluding current maturities of long-term Indebtedness); (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and (3) appropriate adjustments on account of minority interests, all as set forth on the most recent consolidated balance sheet of Yamana and computed in accordance with IFRS (as defined below).

        "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board in effect from time to time or, if different and then used by us for our public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States.

        "Indebtedness" means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

        "Lien" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, vendor's right of reclamation or other security interest or encumbrance of any kind incurred or assumed in order to secure payment of Indebtedness.

        "Non-Recourse Debt" means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person (as defined below) acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the capital stock and debt securities of the Restricted Subsidiary (as defined below) that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired.

        "Permitted Lien" means:

  (1)
  any Lien on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

  (2)
  any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Yamana or a Restricted Subsidiary, whether or not assumed by Yamana or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of Yamana or any Restricted Subsidiary;

  (3)
  any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Yamana or to another Restricted Subsidiary;

  (4)
  any Lien on any Principal Property of Yamana to secure Indebtedness owing by it to a Restricted Subsidiary;

  (5)
  any Lien on any Principal Property or other assets of Yamana or any Restricted Subsidiary existing on the date of the indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the indenture;

  (6)
  any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by Yamana or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Yamana or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 365 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of Yamana or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

  (7)
  any Lien on any Principal Property or other assets of Yamana or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens; provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded;

  (8)
  any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt; and

  (9)
  any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Yamana or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

        "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means the interest of Yamana or any Restricted Subsidiary in any (a) mineral property or (b) processing facility, building or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of the indenture or thereafter acquired or constructed by Yamana or any Restricted Subsidiary, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount that exceeds 7% of Consolidated Net Tangible Assets, except any such mineral property, processing facility, building or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of Yamana by resolution declares is not of material importance to the total business conducted by Yamana and its Restricted Subsidiaries considered as one enterprise. Yamana or any Restricted Subsidiary shall not be deemed to have an interest in a Principal Property if such interest is not held directly by Yamana or a Restricted Subsidiary.

        "Restricted Subsidiary" means any Subsidiary of Yamana that owns or leases a Principal Property or is engaged primarily in the business of owning or holding capital stock of one or more Restricted Subsidiaries. "Restricted Subsidiary," however, does not include (1) any Subsidiary whose primary business consists of (A) financing operations in connection with leasing and conditional sale transactions on behalf of Yamana and its Subsidiaries, (B) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (C) being a finance company or (2) any Subsidiary which the Board of Directors of Yamana has determined by resolution does not maintain a substantial portion of its fixed assets within Canada or the United States.

        "Subsidiary" means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by a person and/or one or more subsidiaries of such person.

Limitation on Liens

        For so long as any New Notes are outstanding, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on any Principal Property now owned or hereafter acquired by Yamana or a Restricted Subsidiary or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Yamana or a Restricted Subsidiary, in each case other than Permitted Liens, unless at the time thereof or prior thereto the New Notes (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created) are secured (but only to the extent of any Lien that is not a Permitted Lien) equally and ratably with (or prior to) any and all Indebtedness that is secured by such Lien for so long as such Indebtedness is so secured by such Lien that is not a Permitted Lien.

        For purposes of the foregoing, the giving of a guarantee that is secured by a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness that existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien but the amount of Indebtedness secured by Liens on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

        For the avoidance of doubt, (i) the sale or other transfer of any minerals in place for a period of time until the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; (ii) the sale or other transfer of any minerals in an amount such that the purchaser will realize therefrom a specified amount of money (however determined); (iii) the sale or other transfer of any other interest in property of a character commonly referred to as a "production payment"; (iv) any acquisition of any property or assets by us or our Restricted Subsidiaries that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale; (v) any conveyance or assignment in which we or our Restricted Subsidiaries convey or assign an interest in any metals or minerals in place or the proceeds from their sale; or (vi) any lien upon any of our or our Restricted Subsidiaries' wholly-owned or partially-owned or leased property or assets to secure the payment of our or our Restricted Subsidiaries' proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property, shall not constitute the incurrence of Indebtedness secured by a Lien.

Consolidation, Amalgamation and Merger and Sale of Assets

        The indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

  •
  the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof or any member nation of the Organization for Economic Co-Operation and Development;

  •
  the successor person expressly assumes or assumes by operation of law all of our obligations under the New Notes and under the indenture;

  •
  immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

  •
  certain other conditions are met.

        If, as a result of any such transaction, any of our Principal Properties become subject to a Lien, then, unless such Lien could be created pursuant to the indenture provisions described under "— Limitation on Liens" above without equally and ratably securing the New Notes, we, simultaneously with or prior to such transaction, will cause the New Notes to be secured equally and ratably with or prior to the Indebtedness secured by such Lien.

Payment of Additional Amounts

        All payments made by us, a guarantor or on our or their behalf under or with respect to the New Notes or the guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively "Taxes") imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any other authority or agency in or outside of Canada having power to tax (each a "Relevant Taxing Jurisdiction"), unless we or the guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

        If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the New Notes or a guarantee, we will pay to each holder of New Notes as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of the New Notes or a guarantee;

  (2)
  any payment made by us or a guarantor under or with respect to the New Notes to a holder where such holder did not deal at arm's length with us (within the meaning of the Income Tax Act (Canada)) (the "Tax Act") at the time of the relevant payment;

  (3)
  any Taxes that are assessed or imposed by reason of the holder being a "specified shareholder," as defined in subsection 18(5) of the Tax Act, of the payer of the payments or not dealing at arm's length (within the meaning of the Tax Act) with a "specified shareholder" of such payer;

  (4)
  any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax, assessment or governmental charge;

  (5)
  any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest, or Additional Amounts on the New Notes;

  (6)
  any Taxes that would not have been so imposed but for the presentation of the New Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder thereof would have been entitled to Additional Amounts had the New Notes been presented for payment on the last date during such 30 day period;

  (7)
  any Taxes that would not have been so imposed or would have been imposed at a lower rate if the holder of the New Notes had provided to us any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate (provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor);

  (8)
  any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, if the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder; or

  (9)
  any Taxes that would not have been so imposed but for any combination of the foregoing.

        In any event, no Additional Amounts will be payable under the provisions described above in respect of the New Notes or guarantees in excess of the Additional Amounts which would be required if, at all relevant times, the holder of the New Notes were a resident of the United States and a qualifying person for purposes of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders of the New Notes will be less than the amount of Taxes withheld or deducted, and, accordingly, the net amount received by such holders will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Taxes.

        We will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the trustee and the securities administrator reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.

        If we or the guarantors are obligated to pay Additional Amounts with respect to any payment under or with respect to the New Notes or a guarantee, we will deliver to the trustee and the securities administrator, as the paying agent, an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the payment of such Additional Amounts to holders of the New Notes on the payment date. Each such officer's certificate shall be relied upon until receipt of a new officer's certificate addressing such matters. To the extent permitted by law, neither the trustee nor the securities administrator shall have any obligation to determine or obtain knowledge of when Additional Amounts are paid or owed.

        Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the New Notes, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        The New Notes will be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

  •
  as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after November 29, 2017, we or a successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the New Notes; or

  •
  on or after November 29, 2017, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in a Relevant Taxing Jurisdiction, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or a successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or a successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the New Notes;

in any such case, we, in our business judgment, determine that the payment of Additional Amounts cannot be avoided by the use of reasonable measures available to us (which shall not include the substitution of an obligor in respect of the New Notes).

        In the event that we elect to redeem the New Notes pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee and the securities administrator an officers' certificate stating that we are entitled to redeem the New Notes pursuant to their terms.

        Notice of intention to redeem the New Notes as provided above will be given not more than 60 nor less than 10 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        We will file with the trustee and the securities administrator, within 30 days after such reports or information are filed with the Commission, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which we file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee and the securities administrator (i) within 90 days of the end of each fiscal year, audited consolidated financial statements of the Company for the preceding fiscal year, and a corresponding management's discussion and analysis of such audited consolidated financial statements and (ii) within 60 days of the end of the first three fiscal quarters of each fiscal year, unaudited financial statements of the Company for the preceding fiscal quarter, and a corresponding management's discussion and analysis of such unaudited consolidated financial statements. Any documents filed by us with the Commission via the Commission's EDGAR system will be deemed filed with the trustee and the securities administrator as of the time such documents are filed via the Commission's EDGAR system. Neither the trustee nor the securities administrator will have any duty to monitor any filings made with the Commission's EDGAR system.

Events of Default

        Each of the following constitute events of default under the indenture with respect to the New Notes:

  •
  default in the payment of the principal of the New Notes when it becomes due and payable;

  •
  default in the payment of any interest on the New Notes when such interest becomes due and payable, and such default is continued for 30 days;

  •
  default in the performance, or breach, of any other covenant of Yamana in the indenture for the benefit of holders of the New Notes, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

  •
  default by Yamana or any guarantor in the payment of indebtedness of $100,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under indebtedness of Yamana or any guarantor of $100,000,000 or more in principal amount resulting in acceleration of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

  •
  certain events of bankruptcy, insolvency or reorganization occur involving Yamana or any guarantor; and

  •
  a guarantee of a Restricted Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or such Restricted Subsidiary denies its liability under such guarantee (other than by reason of release of the Restricted Subsidiary in accordance with the terms of the indenture).

        If an acceleration is in an amount less than $100,000,000 of any of our Indebtedness or that of any guarantor, the holders of the New Notes will not have the right to accelerate the maturity of their New Notes even though in some such cases other creditors may have that right.

        Subject to certain exceptions, the indenture provides that the trustee must give notice of a default of which it has actual knowledge to the registered holders of the New Notes within 90 days of occurrence.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on the New Notes will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for the New Notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of all series issued under the indenture, including the New Notes, and affected by the event of default (voting as a single class) may declare the principal of and all accrued and unpaid interest on the New Notes immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture, including the New Notes, and affected by the event of default may in some cases rescind this accelerated payment requirement.

        A holder of New Notes may pursue any remedy under the indenture only if:

  •
  such holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of all series issued under the indenture, including the New Notes, and affected by the event of default make a written request to the trustee to pursue the remedy;

  •
  such holder offers to the trustee an indemnity or security satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture, including the New Notes, and affected by the event of default do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of the New Notes to sue for enforcement of any overdue payment.

        Subject to certain limitations, conditions and restrictions, the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture, including the New Notes, and affected by the event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee with respect to the debt securities affected by such event of default. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indenture requires us to deliver each year to the trustee and the securities administrator a written statement as to our compliance with the covenants contained in the indenture.

Trustee

        If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. If an event of default occurs and is continuing under the indenture, the trustee will become obligated to exercise any of its powers under the indenture at the written request of any of the holders of the New Notes only after such holders have offered the trustee indemnity and/or security satisfactory to it.

        The indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Securities Administrator

        The rights, privileges, protections, immunities and benefits given to the trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall, to the extent they are applicable to the securities administrator in the performance of its respective capacities provided for in the indenture, be enforceable by the securities administrator, in each of its respective capacities hereunder, including its capacity as paying agent, registrar and authenticating agent.

Modification and Waiver

        The indenture may be amended or supplemented or any provision of the indenture may be waived without the consent of any holders of the New Notes, in certain circumstances, including:

  •
  to provide for the assumption of our obligations under the indenture by a successor;

  •
  to add covenants that would benefit the holders of the New Notes or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to the New Notes;

  •
  to provide for uncertificated New Notes in addition to or in place of certificated New Notes or to provide for bearer New Notes;

  •
  to make any change that does not adversely affect the New Notes in any material respect; provided, that any change made solely to conform the provisions of the indenture to this Description of the Notes will be deemed not to adversely affect the New Notes in any material respect, as provided in an officer's certificate;

  •
  to provide any security for, any guarantees of or any additional obligors on the New Notes;

  •
  to provide for the appointment of a successor trustee or securities administrator;

  •
  to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

  •
  to cure any ambiguity, omission, defect or inconsistency.

        The indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment or supplement, including, if so affected, the New Notes. Without the consent of each holder of each debt security issued under the indenture and affected thereby, including, if so affected, the New Notes, no modification to the indenture may:

  •
  change the stated maturity of the principal of, or any installment of interest or additional amounts on, the New Notes;

  •
  reduce the principal of the New Notes or any premium payable on the redemption of the New Notes or reduce the amount of any installment of interest or additional amounts payable on the New Notes;

  •
  change the place of payment or make payments on the New Notes payable in currency other than as originally stated in the New Notes;

  •
  impair the holder's right to institute suit for the enforcement of any payment on the New Notes;

  •
  reduce the amount of New Notes whose holders must consent to an amendment, supplement or waiver; or

  •
  make any change in the percentage of principal amount of New Notes necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification.

        The holders of a majority in principal amount of the outstanding debt securities of all series affected by the waiver, including, if applicable, the New Notes, may on behalf of the holders of all debt securities of such series waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities, including, if applicable, the New Notes, of all series affected by such default may waive any past default under the indenture with respect to such debt securities, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

Defeasance and Covenant Defeasance

        The indenture provides that, at our option, we will be discharged from any and all obligations in respect of the New Notes and the related guarantees upon irrevocable deposit with the trustee or the securities administrator, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient without consideration of reinvestment in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of Yamana delivered to the trustee and the securities administrator to pay the principal of (and premium, if any) and interest, if any, on the New Notes (hereinafter referred to as a "defeasance") (except with respect to the authentication, transfer, exchange or replacement of the New Notes or the maintenance of a place of payment and certain other obligations set forth in the indenture). Such trust may only be established if, among other things:

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the New Notes include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

        We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.

        The indenture provides that, at our option, unless and until we have exercised our defeasance option described above with respect to the New Notes, we and the guarantors may omit to comply with the covenants described under "— Certain Covenants — Limitation on Liens," certain aspects of the covenant described under "— Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets" and "— Guarantees" and certain other covenants, and such omission will not be deemed to be an event of default under the indenture and the New Notes upon irrevocable deposit with the trustee or the securities administrator, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient without consideration of reinvestment in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of Yamana delivered to the trustee and the securities administrator to pay the principal of (and premium, if any) and interest, if any, on the New Notes (hereinafter referred to as "covenant defeasance"). If we exercise our covenant defeasance option, the obligations under the indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in the United States to the effect that the holders of the New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the New Notes include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the indenture with respect to the New Notes and the related guarantees by delivering to the securities administrator for cancellation all the New Notes or by depositing with the trustee or the securities administrator, as the paying agent, after the New Notes have become due and payable or will become due and payable within one year, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the New Notes and pay all other sums payable under the indenture by us.

Governing Law

        The indenture and the fourth supplemental indenture are, and the New Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

        Under the indenture, the company and each guarantor that is not organized in the United States has irrevocably appointed C T Corporation System, 111-8th Avenue, New York, New York 10011-5201, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the New Notes or the related guarantees that may be instituted in any federal or New York state court located in the Borough of Manhattan, in The City of New York, or brought by the trustee or the securities administrator (whether in its individual capacity or in its capacity as trustee or securities administrator, as applicable, under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        We are a corporation continued and existing under and governed by the laws of Canada. All of our and the guarantors' assets are located outside the United States and most of our directors and officers and some of the experts named in this prospectus are not residents of the United States and a substantial portion of their respective assets are located outside the United States. As a result, it may be difficult for you to effect service within the United States upon us and upon those directors, officers and experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers or experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws. Additionally, there is doubt as to the enforceability in each guarantor's jurisdiction of organization (other than Canada) against us, the guarantors or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal or state securities laws.

Book-Entry Procedures for the Global Notes

        Except as described below, we will initially issue the New Notes in the form of one or more registered New Notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company ("DTC") in New York, New York, and register the New Notes in the name of DTC or its nominee, or will leave these notes in the custody of the trustee.

DTC Procedures

        For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"). These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.

We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

        DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also indirectly available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

        DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

        DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

        Investors in the global notes may hold their interests in the New Notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the New Notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositories. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

        The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

        Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders of these New Notes under the indenture for any purpose.

        Payments with respect to the principal of and interest on any New Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the Securities Administrator to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we, the trustee and the securities administrator will treat the persons in whose names the New Notes are registered, including New Notes represented by global notes, as the owners of the New Notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the Securities Administrator to DTC or its nominee as the registered holder under the indenture. Consequently, none of Yamana, the securities administrator, the trustee or any of our agents, the trustee's agents or the securities administrator's agents has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note; or

          (2)   any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reason to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of DTC, the trustee, the securities administrator or us.

        Neither we nor the trustee will be liable for any delay by DTC or any direct or indirect participant in identifying the beneficial owners of the New Notes, and both we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the New Notes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the New Notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the New Notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

        Although DTC, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of Yamana, the trustee, the securities administrator or any of our or the trustee's or securities administrator's respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchanges of Book-Entry Notes for Certificated Notes

        A global note will be exchangeable for definitive notes in registered certificated form if:

          (1)   DTC notifies us that it is unwilling or unable to continue as depository for the global notes or has ceased to be a clearing agency registered under the Exchange Act and, in each case, we fail to appoint a successor depository within 120 days;

          (2)   we are required by law to exchange global notes for definitive notes and we deliver a written notice to the trustee to such effect; or

          (3)   there shall have occurred and be continuing an Event of Default with respect to the New Notes.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

        Initial Notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same Day Settlement

        We expect that the interests in the global notes will be eligible to trade in DTC's Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Payment

        Payment of principal, interest and premium, if any, shall be made to the Holders of global notes through DTC in accordance with DTC's applicable procedures, as described above. Payment of principal, interest and premium, if any, shall be made to Holders of certificated notes by wire transfer of immediately available funds to the accounts specified by the Holders of the certificated notes or, if no such account is specified, by mailing a check to each such Holder's registered address.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax consequences relevant to the exchange of Initial Notes for New Notes pursuant to the exchange offer and the ownership and disposition of the New Notes by certain U.S. Holders, as defined below. This discussion is not a complete analysis or listing of all of the possible tax considerations relating to the New Notes and does not address all tax considerations that might be relevant to you in light of your personal circumstances.

        This discussion is limited to U.S. federal income tax considerations applicable to persons that are beneficial owners of the Initial Notes or New Notes and that hold the Initial Notes, and will hold the New Notes, as capital assets (generally, property held for investment purposes) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address U.S. federal income tax considerations applicable to investors subject to special treatment under the U.S. federal income tax laws, such as: dealers in securities or foreign currency; brokers; traders that mark-to-market their securities; tax-exempt entities; qualified retirement plans, individual retirement accounts and other tax-deferred accounts; banks and other financial institutions; thrifts; insurance companies; persons that hold the Initial Notes and will hold the New Notes as part of a "straddle," as part of a "hedge" against currency risk, or as part of a "conversion transaction;" U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar; regulated investment companies; real estate investment trusts; expatriates and former long-term residents of the United States; U.S. Holders that hold the Initial Notes and will hold New Notes through non-U.S. brokers or other non-U.S. intermediaries; persons subject to the alternative minimum tax; partnerships and other pass-through entities; and investors in pass-through entities that hold the Initial Notes and will hold the New Notes.

        This discussion does not describe any tax considerations arising out of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax laws other than income tax laws (such as gift or estate tax laws).

        If an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes is a beneficial owner of the Initial Notes or New Notes, the tax treatment of an equity owner of such entity will generally depend upon the status of such owner and the activities of the entity. If you are an equity owner of a partnership or other pass-through entity for U.S. federal income tax purposes that will acquire the New Notes, you are urged to consult your own tax advisors regarding the U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of the New Notes.

        This summary is based upon existing provisions of the Code, final, temporary, and proposed regulations thereunder ("Treasury Regulations"), and current administrative rulings and practice, judicial decisions, and interpretations of the foregoing, all as in effect on the date hereof. All of the foregoing are subject to change or different interpretation, possibly on a retroactive basis, and any such change or different interpretation could affect the continuing validity of this discussion. This discussion is not binding on the U.S. Internal Revenue Service (the "IRS") and we have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions that are different from those discussed below or that a U.S. court will not sustain such a challenge.

        The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of the Initial Notes or New Notes or a representation of the U.S. federal income tax considerations relevant to any such holder or prospective holder.

        YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

        For purposes of the following discussion, a "U.S. Holder" is a beneficial owner of an Initial Note or New Note that is:

  an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

  a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The Exchange Offer

        Exchanging the Initial Notes for New Notes will not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, U.S. Holders will not recognize gain or loss upon receipt of the New Notes. A U.S. Holder's holding period in the New Notes will include its holding period in the Initial Notes and a U.S. Holder's initial tax basis in the New Notes will equal its adjusted tax basis in the Initial Notes.

Contingent Payments

        In certain circumstances (see "Description of the Notes — Payment of Additional Amounts" and "Description of the Notes — Change of Control Repurchase Event"), we may be obligated to pay to you additional amounts in excess of stated interest or principal on the New Notes. It is possible that our obligation to make additional payments on the New Notes could implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments."

        We intend to take the position that the New Notes are not contingent payment debt instruments because, as of the date of issuance, the likelihood of additional payments occurring is remote, or the amount of additional payments is incidental, in each case when determined both independently for each such payment and in aggregate with all other such payments, or because the change in timing of each additional payment is incidental. Our determination that these contingencies are remote or incidental, or both, is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination, you might be required to accrue interest income at a higher rate than the stated interest rate on the New Notes and to treat any gain recognized on the sale or other disposition of a New Note as ordinary income rather than capital gain.

        The remainder of this disclosure assumes that our determination that the contingencies are remote or incidental, or both, is correct. The Treasury Regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation, however, and the scope of the regulations is not certain. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Interest

        Interest on your New Note will be taxable to you as ordinary income at the time it is accrued or received, in accordance with your method of accounting for U.S. federal income tax purposes.

        For purposes of computing the U.S. foreign tax credit, interest on the New Notes will generally constitute foreign source income and will be considered "passive category income." The rules governing the U.S. foreign tax credit are complex, and you are urged to consult your own tax advisors regarding the availability of claiming a U.S. foreign tax credit under your particular circumstances.

Market Discount and Bond Premium

  Market Discount

        If a U.S. Holder purchased the Initial Notes (which will be exchanged for the New Notes pursuant to the exchange offer) for an amount that is less than their "revised issue price," the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to the Initial Notes should carry over to the New Notes received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the Initial Notes, multiplied by the number of complete years to maturity. For this purpose, the "revised issue price" of the Initial Notes equals the issue price of the Initial Notes (without regard to the amortization of any acquisition premium). Although the Code does not expressly so provide, the revised issue price of the Initial Notes is decreased by the amount of any payments previously made on the Initial Notes (other than payments of qualified stated interest). The rules described below do not apply to a U.S. Holder if such holder purchased the Initial Notes that has de minimis market discount.

        Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, the New Notes as ordinary income to the extent of any accrued market discount (on the Initial Notes or the New Notes) that has not previously been included in income. If a U.S. Holder disposes of the New Notes in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such U.S. Holder will be required to include any accrued market discount as ordinary income as if such U.S. Holder had sold the New Notes at their then fair market value. In addition, such U.S. Holder may be required to defer, until the maturity of the New Notes or their earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Initial Notes or the New Notes received in exchange therefor.

        Market discount accrues ratably during the period from the date on which a U.S. Holder acquired the Initial Notes through the maturity date of the New Notes (for which the Initial Notes were exchanged), unless such U.S. Holder makes an irrevocable election to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (either ratably or under the constant-yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If a U.S. Holder elects to include market discount in income currently, the U.S. Holder's adjusted basis in the New Notes will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations a U.S. Holder acquires during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS.

  Bond Premium

        If a U.S. Holder purchased the Initial Notes (which will be exchanged for New Notes pursuant to the exchange offer) for an amount in excess of their principal amount, the excess will be treated as bond premium. Any bond premium applicable to the Initial Notes should carry over to the New Notes received in exchange therefor. Such U.S. Holder may elect to amortize bond premium over the remaining term of the New Notes on a constant yield method. In such case, the U.S. Holder will reduce the amount required to be included in income each year with respect to interest on such U.S. Holder's New Notes by the amount of amortizable bond premium allocable to that year. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. If a U.S. Holder elected to amortize bond premium on the Initial Notes, that election should carry over to the New Notes received in exchange therefor. A U.S. Holder that does not make this election will be required to include in gross income the full amount of interest on the New Notes in accordance with such U.S. Holder's regular method of tax accounting, and will include the premium in such U.S. Holder's tax basis for the New Notes for purposes of computing the amount of the U.S. Holder's gain or loss recognized on the taxable disposition of the New Notes. U.S. Holders are urged to consult their own tax advisors concerning the computation and amortization of any bond premium on the New Notes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the New Notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of a New Note, you generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of cash plus the fair market value of any property received on such disposition (other than any amount received that is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income), and (ii) your adjusted basis in the New Note. As discussed above, your adjusted basis in a New Note will generally be the same as your adjusted basis in the Initial Note that you exchanged for the New Note. Any gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a New Note generally will constitute capital gain or loss and will be long-term capital gain or loss if you have held the New Note for more than one year, including the time for which you held the Initial Note that you exchanged for the New Note. Non-corporate U.S. Holders may be entitled to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations.

        Any gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a New Note generally will be treated as U.S. source income or loss for U.S. federal income tax purposes and for purposes of computing the U.S. foreign tax credit allowable to you, unless such gain or loss is attributable to an office or other fixed place of business outside of the United States and certain other conditions are met.

Additional Tax on Net Investment Income

        Certain U.S. Holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on "net investment income" (or in the case of an estate or trust, "undistributed net investment income"), which generally includes, among other things, interest on, and capital gains from the sale or other disposition of the New Notes, subject to certain limitations and exceptions. You are urged to consult your own tax advisor regarding the applicability of this additional tax to your ownership and disposition of the New Notes.

Tax Return Disclosure Requirements

        Certain U.S. Holders that hold "specified foreign financial assets" are generally required to attach to their annual returns a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to such assets (and can be subject to substantial penalties for failure to file). The definition of "specified foreign financial assets" includes not only a financial account maintained by a foreign financial institution, such as a financial account in which New Notes are held, but also, if held for investment and not held in an account maintained by a financial institution, any securities issued by a non-U.S. person, such as the New Notes. You may be subject to these reporting requirements with respect to your New Notes or the account in which your New Notes are held unless your New Notes are held in an account at a domestic financial institution. You are urged to consult your own tax advisors regarding the possible reporting requirements with respect to your investment in the New Notes and the penalties for non-compliance.

Information Reporting and Backup Withholding

        Payments of interest on a New Note made within the United States (including payments made by wire transfer from outside the United States to an account you maintain in the United States) and payments of the proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a New Note effected at a U.S. office of a broker generally will be subject to information reporting. Backup withholding at a rate of 24% will generally apply if you (a) fail to furnish your correct taxpayer identification number, which, for an individual, is ordinarily his or her social security number (generally on an IRS Form W-9), (b) furnish an incorrect taxpayer identification number, (c) are notified by the IRS that you are subject to backup withholding because you have previously failed to properly report payment of interest or dividends, or (d) fail to certify, under penalty of perjury, that you have furnished your correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding. If you are a corporation you may be exempt from information reporting and backup withholding requirements, provided that you establish your exemption by certifying your status on IRS Form W-9 (or a successor form).

        Backup withholding is not an additional tax. Any amount withheld under the U.S. backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, or will be refunded to the extent it exceeds such liability, if you furnish required information to the IRS in a timely manner.

        THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE EXCHANGE OF INITIAL NOTES FOR NEW NOTES AS WELL AS THE TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

 CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a holder of Initial Notes who acquires, as a beneficial owner, New Notes, including entitlement to all payments thereunder, pursuant to this prospectus in exchange for, and evidencing the same continuing indebtedness as, the Initial Notes and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively the "Tax Act"), (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm's length with Yamana, any guarantor and any transferee resident (or deemed to be resident) in Canada to whom the holder assigns or otherwise transfers a New Note, (iii) is not a, and deals at arm's length with any, "specified shareholder" of Yamana or a guarantor for purposes of the thin capitalization rules in subsection 18(5) of the Tax Act and (iv) does not use or hold, and is not deemed to use or hold, the New Notes in a business carried on in Canada (a "Holder"). A "specified shareholder" for purposes of the thin capitalization rules generally includes a person who (together with persons not dealing at arm's length) owns or has the right to acquire or control 25% or more of the shares of Yamana on a votes or fair market value basis. Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere or an "authorized foreign bank" (as defined in the Tax Act).

        This summary is based on the current provisions of the Tax Act, the regulations thereunder and the current administrative policies of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective holders of New Notes should consult their own tax advisors having regard to their own particular circumstances.

  Exchange of Initial Notes for New Notes

        The exchange of Initial Notes for New Notes pursuant to the terms set forth in this prospectus should not constitute a disposition and should not give rise to a capital gain or a capital loss for purposes of the Tax Act.

  Holding and Disposing of New Notes

        No Canadian withholding tax will apply to interest, principal or premium, if any, paid or credited, or deemed to be paid or credited to a Holder by Yamana or to the proceeds received by a Holder on the disposition of a New Note, including on a redemption, payment on maturity, or repurchase.

        No other tax on income or gains will be payable by a Holder on interest, principal or premium, if any, in respect of a New Note or on the proceeds received by a Holder on the disposition of a New Note including on a redemption, payment on maturity, or repurchase.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where the Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, until the earlier of the expiration of 180 days after the exchange offer or such time as such broker-dealers no longer own any Initial Notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer or such time as the broker-dealers no longer own any Initial Notes, whichever is shorter, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that is entitled to use such documents that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 EXPERTS

        Our auditors are Deloitte LLP, independent registered public accounting firm, Toronto, Canada. Our financial statements as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been audited by Deloitte LLP, as indicated in their report dated February 15, 2018, which is also incorporated by reference in this prospectus. Deloitte LLP are independent of us within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and the applicable rules and standards of the Public Company Accounting Oversight Board (United States) and the securities laws and regulations administered by the Commission.

 INTERESTS OF QUALIFIED PERSONS

        The technical information relating to our material mineral properties that is included and incorporated by reference in this prospectus was prepared by or under the supervision of the following "Qualified Persons" (as defined in NI 43-101): Chester Moore, Hugo Miranda, Avakash Patel, Holger Krutzelmann, Normand Lecuyer, Donald Gervais, Christian Roy, Alain Thibault, Carl Pednault, Daniel Doucet, Luiz Pignatari, Sergio Castro, Felipe Machado de Araújo, Jorge Camacho and Marcos Valencia A. See "Description of the Business — Material Producing Mines," "Mineral Projects — Summary of Mineral Reserve and Mineral Resource Estimates" and "Interests of Experts" in the Yamana AIF, which is incorporated by reference in this prospectus.

 LEGAL MATTERS

        The validity of the New Notes will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto, Ontario. Certain legal matters will be passed upon for us by Pinheiro Neto Advogados, in respect of Brazilian law, Urenda Rencoret Orrego y Dörr Abogados, in respect of Chilean law, Heussen B.V., in respect of Dutch law and Norton Rose Fulbright Canada LLP, in respect of Ontario law. Certain legal matters relating to Canadian and Ontario law will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the Commission as part of the registration statement of which this prospectus is a part:

  •
  The documents listed as being incorporated by reference in this prospectus under the heading "Documents Incorporated by Reference";

  •
  The organizational documents of the guarantors;

  •
  The indenture relating to the Notes and the fourth supplemental indenture thereto;

  •
  The registration rights agreement relating to the Initial Notes;

  •
  Opinions and consents of counsel;

  •
  Consents of accountants and auditors of Yamana;

  •
  Consents of qualified persons of Yamana;

  •
  Powers of attorney (included on the signature pages of the registration statement);

  •
  The statement of eligibility of the trustee on Form T-1;

  •
  The form of letter of transmittal; and

  •
  The form of notice of guaranteed delivery.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the "Indemnity Conditions"). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.

        The by-laws of the Registrant provide that, subject to the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she was involved because of that association with the Registrant or other entity, if he or she acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        The by-laws of the Registrant provide that the Registrant may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant or an individual acting in a similar capacity of the Registrant or of another body corporate where he or she acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

F-10, II-1

EXHIBITS TO FORM F-10

Exhibit No.
1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form F-4).

1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.2 to Form F-4).

3.2	Registration Rights Agreement dated as of December 4, 2017 among Yamana Gold Inc., Mineracao Maraca Industria e Comercio S.A., Jacobina Mineracao e Comercio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Minera Florida Limitada, Yamana Argentina Holdings B.V. and Yamana Malartic Canada Inc., as guarantors, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC as representatives of the initial purchasers named therein (included in Exhibit 4.4 to Form F-4).

4.1	Annual Information Form of Yamana for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to Yamana Gold Inc.'s Form 40-F filed with the Securities and Exchange Commission on March 29, 2018 (Commission File No. 1-31880, the "Form 40-F")).

4.2	The Management's Discussion and Analysis of Yamana for the financial year ended December 31, 2017 (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.3	The condensed consolidated financial statements of Yamana as at and for the years ended December 31, 2017 and 2016 (incorporated by reference to Exhibit 99.3 of the Form 40-F).

4.4	The management information circular of Yamana dated March 27, 2018, in connection with the annual meeting of Yamana's shareholders to be held on May 3, 2018 (incorporated by reference to Exhibit 99.1 to Yamana's Form 6-K, furnished to the Commission on April 3, 2018).

4.5	The unaudited condensed interim consolidated financial statements of Yamana as at and for the three months ended March 31, 2018 and 2017 (incorporated by reference to exhibit 99.2 of Yamana's Form 6-K, furnished to the Commission on May 2, 2018).

4.6	The Management's Discussion and Analysis of Yamana as at and for the three months ended March 31, 2018 and 2017 (incorporated by reference to exhibit 99.1 of Yamana's Form 6-K, furnished to the Commission on May 2, 2018).

5.1	Consent of Deloitte LLP (included as Exhibit 23.1 to Form F-4).

5.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Yamana and the guarantors named herein (included as Exhibit 5.1 to Form F-4).

5.4	Consent of Cassels Brock & Blackwell LLP, Canadian counsel to Yamana (included as Exhibit 5.2 to Form F-4).

5.5	Consent of Pinheiro Neto Advogados, Brazil counsel to Mineracao Maraca Industria e Comercio S.A. and Jacobina Mineracao e Comercio Ltda. (included as Exhibit 5.3 to Form F-4).

5.6	Consent of Urenda, Rencoret, Orrego y Dörr Abogados Limitada, Chile counsel to Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada and Minera Florida Limitada (included as Exhibit 5.4 to Form F-4).

5.7	Consent of Norton Rose Fulbright Canada LLP, Ontario counsel to Yamana Malartic Canada Inc. (included as Exhibit 5.5 to Form F-4).

5.8	Consent of Heussen B.V., Netherlands counsel to Yamana Argentina Holdings B.V. (included as Exhibit 5.6 to Form F-4).

5.9	Consent of Chester Moore, P.Eng. (included as Exhibit 23.9 to Form F-4).

5.10	Consent of Hugo Miranda, ChMC (RM) (included as Exhibit 23.10 to Form F-4).

5.11	Consent of Avakash Patel, P.Eng. (included as Exhibit 23.11 to Form F-4).

F-10, II-2

Exhibit No.
5.12		Consent of Holger Krutzelmann, P.Eng. (included as Exhibit 23.12 to Form F-4).

5.13		Consent of Normand Lecuyer, P.Eng. (included as Exhibit 23.13 to Form F-4).

5.14		Consent of Donald Gervais, P. Geo. (included as Exhibit 23.14 to Form F-4).

5.15		Consent of Christian Roy, Eng. (included as Exhibit 23.15 to Form F-4).

5.16		Consent of Alain Thibault, Eng. (included as Exhibit 23.16 to Form F-4).

5.17		Consent of Carl Pednault, Eng. (included as Exhibit 23.17 to Form F-4).

5.18		Consent of Daniel Doucet, Eng. (included as Exhibit 23.18 to Form F-4).

5.19		Consent of Luiz Pignatari (included as Exhibit 23.19 to Form F-4).

5.20		Consent of Sergio Castro (included as Exhibit 23.20 to Form F-4).

5.21		Consent of Felipe Machado de Araújo (included as Exhibit 23.21 to Form F-4).

5.22		Consent of Jorge Camacho (included as Exhibit 23.22 to Form F-4).

5.23		Consent of Marcos Valencia A., FAuIMM (included as Exhibit 23.23 to Form F-4).

6.1	*	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).

7.1		Indenture dated as of June 30, 2014 among Yamana Gold Inc., as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator (incorporated by reference to Exhibit 4.2 to the Registrant's Form F-10/F-4 filed on October 7, 2014).

7.2		Fourth Supplemental Indenture dated as of December 4, 2017 among Yamana Gold Inc., as issuer, the guarantors named in this prospectus, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator (included as Exhibit 4.3 to Form F-4).

*
Filed herewith.

F-10, II-3

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        (a)   Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the Registration Statement.

F-10, III-1

FORM F-10
SIGNATURES

        Pursuant to the requirements of the Securities Act, Yamana Gold Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 2nd day of May, 2018.

YAMANA GOLD INC.
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Senior Vice President, Finance and Chief Financial Officer

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter Marrone	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2018
/s/ JASON LEBLANC Jason LeBlanc	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2018
* John Begeman	Director	May 2, 2018
* Christiane Bergevin	Director	May 2, 2018
* Andrea Bertone	Director	May 2, 2018
* Alex J. Davidson	Director	May 2, 2018

F-10, III-2

Signature			Title	Date

* Robert Gallagher			Director	May 2, 2018
* Richard Graff			Director	May 2, 2018
* Kimberly Keating			Director	May 2, 2018
* Nigel Lees			Director	May 2, 2018
* Jane Sadowsky			Director	May 2, 2018
* Dino Titaro			Director	May 2, 2018
*By	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Attorney-in-fact

F-10, III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-10, III-4

FORM F-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Ontario, Canada

        Yamana Malartic Canada Inc. ("Yamana Malartic") is incorporated under the Business Corporations Act (Ontario) (the "OBCA"). OBCA corporations may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity (an "Eligible Party") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any Proceeding in which the Eligible Party becomes involved. An OBCA corporation may not indemnify an Eligible Party unless the Eligible Party has:

  (a)
  acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Eligible Party had reasonable grounds for believing that its conduct was lawful.

        Eligible Parties will be entitled to indemnification from an OBCA corporation if they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and conditions (a) and (b) set out above have been fulfilled. An OBCA corporation may advance monies to an Eligible Party for the costs, charges and expenses of a proceeding. However, such Eligible Party must repay the monies advanced if they do not fulfill condition (a) as set out above. OBCA corporations may purchase and maintain liability insurance for the benefit of those individuals entitled to indemnification under the OBCA. In the case of a derivative action, indemnification may only be made with court approval.

        The by-laws of Yamana Malartic provide that, subject to the limitations contained in the OBCA, Yamana Malartic shall indemnify an Eligible Party and his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, underway or completed) to which he or she was made a party or may become involved by reason of being or having been a director or officer of Yamana Malartic or such body corporate.

        The by-laws provide that Yamana Malartic may advance monies to an Eligible Party provided such individual repays the monies advanced if the individual fails to fulfill the conditions as set out in the OBCA. Further, the by-laws provide that Yamana Malartic may, subject to the limitations as set out in the OBCA, purchase and maintain insurance for the benefit of an Eligible Party. Yamana Malartic has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling Yamana Malartic pursuant to the foregoing provisions, Yamana Malartic has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Brazil

        Neither the laws of Brazil nor the bylaws of Mineração Maracá Indústria e Comércio S.A. or Jacobina Mineração e Comércio Ltda. (together, the "Brazilian Companies") or other constitutive documents provide for indemnification of directors or officers. However, the directors and officers of the Brazilian Companies are insured under an umbrella insurance policy maintained by Yamana Gold Inc.

F-4, II-1

Chile

        Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada and Minera Florida Limitada (the "Chilean Companies") are limited liability companies incorporated under Chilean law. They are governed by Law 3,918 (Law on Limited Liability Companies) and its amendments, by the applicable regulations of the Civil Code and the Commercial Code and by the bylaws of each Chilean Company. According to the Chilean Companies' bylaws, the administration and use of the Chilean Company's name, in each case, is vested in the managing partner who can act through one or more delegates in the terms described therein, and with the limitation set forth in the transitory articles of the bylaws of each company. There are no directors in the current management structure of the Chilean Companies but only delegates. Neither the Chilean Companies' bylaws, nor Law 3,918 nor the above mentioned Codes contain any provision under which the delegates (or officers) of the Companies are insured or indemnified in any manner against liability they may incur in their capacity as such, however, the delegates and officers of the Chilean Companies are otherwise insured for their actions in such capacities. The Chilean Companies have no indemnification obligations towards the delegates and officers. However, the delegates and officers of the Chilean Companies are insured under an umbrella insurance policy maintained by Yamana Gold Inc.

Netherlands

        Under the laws of the Netherlands, Yamana Argentina Holdings B.V. ("Yamana B.V.") may indemnify a present or former director of Yamana B.V. against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Yamana B.V. It is generally accepted that a director cannot invoke any rights under the indemnification if and to the extent his actions vis-à-vis Yamana B.V. can be qualified as serious negligence (i.e. in case of mismanagement). The general rule is that a director shall be liable towards Yamana B.V. if he has not properly performed the duties assigned to him. Each director shall be jointly and severally liable vis-à-vis Yamana B.V. in case of mismanagement, unless he proves that taking into account the duties assigned to other directors, there is no serious negligence on his part and that he was not negligent in acting to prevent the consequences of the mismanagement.

        An indemnification can be included in a company's articles of association or in an agreement between an individual director and the company and/or a group company of the company. The by-laws of Yamana B.V. do not contain an indemnification. The directors of Yamana B.V. can only invoke any rights under an indemnification if and to the extent agreed upon between such individual director and Yamana B.V. The relevant agreements entered into between the Registrant and Yamana B.V.'s Dutch resident directors and between Yamana B.V. and its Dutch resident directors provide that the Dutch resident directors and/or its employees shall be fully indemnified and held harmless against any claims by third parties and/or Yamana B.V. for damages incurred as a result of the performance by the directors of their duties and rendering of services pursuant to and in relation to the management agreement unless such damages result from gross negligence (grove schuld/nalatigheid) or willful misconduct (opzet) of the directors. The indemnity granted to the Dutch resident directors and/or its employees (inter alia) includes all damages, losses, taxes, costs, expenses and legal fees, and any interest thereon, that the directors and/or its employees may at any time incur.

        The Dutch resident directors of Yamana B.V. have purchased a director & officers liability insurance.

F-4, II-2

Item 21.    Exhibits to Form F-4

Exhibit No.

3.1	*	Articles of Association of Mineracao Maraca Industria e Comercio S.A.

3.2	*	Articles of Association of Jacobina Mineracao e Comercio Ltda.

3.3	*	Bylaws of Minera Meridian Limitada.

3.4	*	Bylaws of Yamana Chile Rentista de Capitales Mobiliarios Limitada.

3.5	*	Bylaws of Minera Florida Limitada.

3.6		Deed of Incorporation and Articles of Association of Yamana Argentina Holdings B.V. (incorporated by reference to Exhibit 3.6 to the Registrant's Form F-10/F-4 filed on October 7, 2014).

3.7	*	Articles of Incorporation and Bylaws of Yamana Malartic Canada Inc.

4.1	*	Form of 4.625% Senior Notes due 2027 of Yamana Gold Inc.

4.2		Indenture dated as of June 30, 2014 among Yamana Gold Inc., as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator (incorporated by reference to Exhibit 4.2 to the Registrant's Form F-10/F-4 filed on October 7, 2014).

4.3	*	Fourth Supplemental Indenture dated as of December 4, 2017 among Yamana Gold Inc., as issuer, the guarantors named in this prospectus, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator.

4.4	*	Registration Rights Agreement dated as of December 4, 2017 among Yamana Gold Inc., Mineracao Maraca Industria e Comercio S.A., Jacobina Mineracao e Comercio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Minera Florida Limitada, Yamana Argentina Holdings B.V. and Yamana Malartic Canada Inc., as guarantors, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC as representatives of the initial purchasers named therein.

5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Yamana and the guarantors named herein.

5.2	*	Opinion of Cassels Brock & Blackwell LLP, Canadian counsel to Yamana.

5.3	*	Opinion of Pinheiro Neto Advogados, Brazil counsel to Mineracao Maraca Industria e Comercio S.A. and Jacobina Mineracao e Comercio Ltda.

5.4	*	Opinion of Urenda, Rencoret, Orrego y Dörr Abogados Limitada, Chile counsel to Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada and Minera Florida Limitada.

5.5	*	Opinion of Norton Rose Fulbright Canada LLP, Ontario counsel to Yamana Malartic Canada Inc.

5.6	*	Opinion of Heussen B.V., Netherlands counsel to Yamana Argentina Holdings B.V.

8.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of Deloitte LLP.

F-4, II-3

Exhibit No.

23.3	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Yamana and the guarantors named herein (included as part of Exhibit 5.1).

23.4	*	Consent of Cassels Brock & Blackwell LLP, Canadian counsel to Yamana (included as part of Exhibit 5.2).

23.5	*	Consent of Pinheiro Neto Advogados, Brazil counsel to Mineracao Maraca Industria e Comercio S.A. and Jacobina Mineracao e Comercio Ltda (included as part of Exhibit 5.3).

23.6	*	Consent of Urenda, Rencoret, Orrego y Dörr Abogados Limitada, Chile counsel to Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada and Minera Florida Limitada (included as part of Exhibit 5.4).

23.7	*	Consent of Norton Rose Fulbright Canada LLP, Ontario counsel to Yamana Malartic Canada Inc. (included as part of Exhibit 5.5).

23.8	*	Consent of Heussen B.V., Netherlands counsel to Yamana Argentina Holdings B.V. (included as part of Exhibit 5.6).

23.9	*	Consent of Chester Moore, P.Eng.

23.10	*	Consent of Hugo Miranda, ChMC (RM)

23.11	*	Consent of Avakash Patel, P.Eng.

23.12	*	Consent of Holger Krutzelmann, P.Eng.

23.13	*	Consent of Normand Lecuyer, P.Eng.

23.14	*	Consent of Donald Gervais, P. Geo.

23.15	*	Consent of Christian Roy, Eng.

23.16	*	Consent of Alain Thibault, Eng.

23.17	*	Consent of Carl Pednault, Eng.

23.18	*	Consent of Daniel Doucet, Eng.

23.19	*	Consent of Luiz Pignatari

23.20	*	Consent of Sergio Castro

23.21	*	Consent of Felipe Machado de Araújo

23.22	*	Consent of Jorge Camacho

23.23	*	Consent of Marcos Valencia A., FAuIMM

24.1	*	Powers of Attorney (included on signature pages to the F-4 Registration Statement).

25.1	**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee, on Form T-1.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

*
Previously filed.

**
Filed herewith.

F-4, II-4

Item 22.    Undertakings

(a)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Form F-4 registrants pursuant to the foregoing provisions defined in this part, or otherwise, such registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
The Form F-4 registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the responding to the request.

(c)
The Form F-4 registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of disclosure included in the registration statement when it became effective.

(d)
The Form F-4 Registrants hereby undertake:

(i)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.
to include any prospectus required by Section 10(a)(3) of the Securities Act;

B.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

C.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(iv)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary

F-4, II-5

    to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

  (v)
  that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

F-4, II-6

FORM F-4
SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brazil on this 2nd day of May, 2018.

MINERACAO MARACA INDUSTRIA E COMERCIO S.A.
By:	/s/ ALOISIO DO PINHO OLIVEIRA
	Name:	Aloisio do Pinho Oliveira
	Title:	Officer
By:	/s/ MARIA DA GRAÇA MONTALVÃO
	Name:	Maria da Graça Montalvão
	Title:	Officer

POWERS OF ATTORNEY

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALOISIO DO PINHO OLIVEIRA Aloisio do Pinho Oliveira	Officer	May 2, 2018
/s/ MARIA DA GRAÇA MONTALVÃO Maria da Graça Montalvão	Officer	May 2, 2018
Guilherme Cadar Lopes	Officer

F-4, II-7

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Mineração Maracá Indústria e Comércio S.A. in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-8

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brazil on this 2nd day of May, 2018.

JACOBINA MINERACAO E COMERCIO LTDA
By:	/s/ ALOISIO DO PINHO OLIVEIRA
	Name:	Aloisio do Pinho Oliveira
	Title:	Officer
By:	/s/ MARIA DA GRAÇA MONTALVÃO
	Name:	Maria da Graça Montalvão
	Title:	Officer

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALOISIO DO PINHO OLIVEIRA Aloisio do Pinho Oliveira	Officer	May 2, 2018
/s/ MARIA DA GRAÇA MONTALVÃO Maria da Graça Montalvão	Officer	May 2, 2018
Guilherme Cadar Lopes	Officer

F-4, II-9

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Jacobina Mineração e Comércio Ltda. in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-10

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chile on this 2nd day of May, 2018.

MINERA MERIDIAN LIMITADA
By:	/s/ ROBERTO ALARCÓN
	Name:	Roberto Alarcón
	Title:	Delegate
By:	/s/ SERGIO ORREGO
	Name:	Sergio Orrego
	Title:	Delegate

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ ROBERTO ALARCÓN Roberto Alarcón			Delegate (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 2, 2018
/s/ SERGIO ORREGO Sergio Orrego			Delegate	May 2, 2018
* Gonzalo Rencoret			Delegate	May 2, 2018
* Jason LeBlanc			Delegate	May 2, 2018
* Andrés Guzmán			Delegate	May 2, 2018
* Carlos Monardez			Delegate	May 2, 2018
*By	/s/ ROBERTO ALARCÓN
	Name:	Roberto Alarcón
	Title:	Attorney-in-fact

F-4, II-11

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Minera Meridian Limitada in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-12

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chile on this 2nd day of May, 2018.

YAMANA CHILE RENTISTA DE CAPITALES MOBILIARIOS LIMITADA
By:	/s/ ROBERTO ALARCÓN
	Name:	Roberto Alarcón
	Title:	Delegate
By:	/s/ SERGIO ORREGO
	Name:	Sergio Orrego
	Title:	Delegate

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ ROBERTO ALARCÓN Roberto Alarcón			Delegate (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 2, 2018
/s/ SERGIO ORREGO Sergio Orrego			Delegate	May 2, 2018
* Gonzalo Rencoret			Delegate	May 2, 2018
* Jason LeBlanc			Delegate	May 2, 2018
* Andrés Guzmán			Delegate	May 2, 2018
* Carlos Monardez			Delegate	May 2, 2018
*By:	/s/ ROBERTO ALARCÓN
	Name:	Roberto Alarcón
	Title:	Attorney-in-fact

F-4, II-13

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Chile Rentista de Capitales Mobiliarios Limitada in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-14

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chile on this 2nd day of May, 2018.

MINERA FLORIDA LIMITADA
By:	/s/ ROBERTO ALARCÓN
	Name:	Roberto Alarcón
	Title:	Delegate
By:	/s/ SERGIO ORREGO
	Name:	Sergio Orrego
	Title:	Delegate

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ ROBERTO ALARCÓN Roberto Alarcón			Delegate (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 2, 2018
/s/ SERGIO ORREGO Sergio Orrego			Delegate	May 2, 2018
* Gonzalo Rencoret			Delegate	May 2, 2018
* Jason LeBlanc			Delegate	May 2, 2018
* Andrés Guzmán			Delegate	May 2, 2018
* Carlos Monardez			Delegate	May 2, 2018
*By:	/s/ ROBERTO ALARCÓN
	Name:	Roberto Alarcón
	Title:	Attorney-in-fact

F-4, II-15

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Minera Florida Limitada in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-16

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of May, 2018.

YAMANA ARGENTINA HOLDINGS B.V.
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Managing Director A
By:	/s/ L.F.M. HEINE
	Name:	L.F.M. Heine
	Title:	Managing Director B

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON LEBLANC Jason LeBlanc	Managing Director A (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 2, 2018
/s/ L.F.M. HEINE L.F.M. Heine	Managing Director B	May 2, 2018

F-4, II-17

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Argentina Holdings B.V. in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-18

SIGNATURES

        Pursuant to the to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 2nd day of May, 2018.

YAMANA MALARTIC CANADA INC.
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	President

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON LEBLANC Jason LeBlanc	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 2, 2018
/s/ SOFIA TSAKOS Sofia Tsakos	Secretary and Director	May 2, 2018

F-4, II-19

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Malartic Canada Inc. in the United States, on this 2nd day of May, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

F-4, II-20